Exhibit 99.1

PricewaterhouseCoopers AG,

Birchstrasse 160,

Postfach,

CH-8050 Zürich, Switzerland

Telefon: +41 58 792 44 00,

Telefax: +41 58 792 44 10,

www.pwc.ch

Report of Independent Auditors

To the Board of Directors of Tokio Millennium Re AG

We have audited the accompanying consolidated financial statements of Tokio Millennium Re AG and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of 31 December 2018 and 2017, and the related consolidated statement of comprehensive income, statement of changes in shareholder’s equity, and statement of cash flows for the years then ended.

Board of Directors’ and Management’s Responsibility for the Consolidated Financial Statements

The Board of Directors and management are responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Tokio Millennium Re AG and its subsidiaries as of 31 December 2018 and 2017 and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board.

/s/ PricewaterhouseCoopers AG

Zürich, Switzerland

14 March 2019

Enclosure: Consolidated balance sheet, statement of comprehensive income, statement of changes in shareholder’s equity, and statement of cash flows

3

Consolidated Financial Statements

With Independent Auditor's Report Thereon

Years ended 31 December 2018 and 2017

TOKIO MARINE
T M R

2 | Tokio Millennium Re AG – TMR

Consolidated Balance Sheet

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	Note	2018	2017
Assets
Cash and cash equivalents	5	399,193	229,380
Funds withheld	6	92,081	107,563
Investments	7, 8	2,433,357	2,583,273
Accrued interest receivable	11	16,885	17,100
Premiums receivable	11	1,007,498	970,853
Derivative balances receivable	11	30,284	35,661
Deposit assets	11, 12	117,531	348,444
Prepaid reinsurance premiums		166,317	87,270
Fair value of derivative assets	8	47,169	69,729
Outstanding losses recoverable from reinsurers	11, 17	526,622	230,177
Deferred acquisition expenses	13	321,325	333,556
Unearned profit commission		3,925	2,275
Current tax asset		603	1,110
Deferred tax asset	14	13	7,017
Property and equipment	15	7,354	8,385
Intangible assets	16	6,896	8,767
Other assets	11	10,291	19,283

Total assets		5,187,344	5,059,843

Liabilities
Outstanding losses and loss expenses	17, 18	2,193,904	1,786,723
Liability for collateral held on behalf of counterparties	10, 18	3,280	159,721
Reinsurance balances payable	18	238,075	140,212
Derivative balances payable	18	54,797	73,028
Deposit liabilities	12, 18	117,531	348,444
Payable for investments purchased	18	639	5,235
Unearned premiums	17	1,217,690	1,261,200
Fair value of derivative liabilities	8, 18	25,169	37,687
Deferred commission income	13	21,821	13,187
Accounts payable and accrued expenses	18	42,314	32,724
Retirement benefit obligation	20	3,887	4,347
Deferred fee income		2,506	5,216
Current tax liability		6,911	1,539
Deferred tax liability	14	1,577	—

Total liabilities		3,930,101	3,869,263

Shareholder’s equity
Share capital	21	250,000	250,000
Contributed surplus	21	400,000	400,000
Retained earnings		670,781	556,194
Accumulated other comprehensive loss		(63,538)	(15,614)

Total shareholder’s equity		1,257,243	1,190,580

Total liabilities and shareholder’s equity		5,187,344	5,059,843

See accompanying notes to consolidated financial statements

The consolidated financial statements were approved by the Board of Directors and authorised for issue on 5 March 2019.

They were signed on its behalf.

By:	Director	Director

3 | Tokio Millennium Re AG – TMR

Consolidated Statement of Comprehensive Income

Years ended 31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	Note	2018	2017
Revenue
Reinsurance premiums assumed	4	1,626,174	1,606,499
Change in unearned premiums		7,548	17,743

Reinsurance premiums earned – assumed		1,633,722	1,624,242

Reinsurance premiums ceded	22	446,895	304,916
Change in prepaid reinsurance		(80,071)	(28,007)

Reinsurance premiums earned – ceded		366,824	276,909

Net premiums earned		1,266,898	1,347,333
Other underwriting income		3,323	7,324

Total operating income		1,270,221	1,354,657
Net investment income	7	78,139	68,812

Total revenue		1,348,360	1,423,469

Expenses
Loss and loss expenses incurred		1,393,916	1,484,382
Losses recoverable from reinsurers		(650,889)	(379,974)

Net loss and loss expenses incurred	17	743,027	1,104,408

Acquisition expenses	23	334,713	348,292
Profit commission		6,376	4,856
Net derivative expense	9	7,383	4,279
Other underwriting expenses		994	371
General and administrative expenses	24	125,829	110,120
Net foreign exchange (gains) losses		(6,102)	12,892

Total expenses		1,212,220	1,585,218

Profit (loss) before tax		136,140	(161,749)
Tax (expense) benefit	14	(11,188)	2,816

Profit (loss) after tax		124,952	(158,933)

4 | Tokio Millennium Re AG – TMR

Consolidated Statement of Comprehensive Income (continued)

Years ended 31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	2018	2017
Other comprehensive income (loss)
Items that are or may be reclassified to profit or loss
Net change in unrealised (losses) gains on investments	(38,067)	21,087
Net change in tax reserve for unrealised gains on investments	(32)	32
Change in foreign currency translation adjustment	(10,623)	7,473

Sub-total	(48,722)	28,592

Item that will not be reclassified to profit or loss
Change in retirement benefit obligation	798	164

Other comprehensive income, net of tax	(47,924)	28,756

Total comprehensive income (loss)	77,028	(130,177)

See accompanying notes to consolidated financial statements

5 | Tokio Millennium Re AG – TMR

Consolidated Statement of Changes in Shareholder’s Equity

Years ended 31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	Share capital	Contributed surplus	Retained earnings	Unrealised (loss) gain on investments	Tax reserve on unrealised investment gains	Foreign currency translation reserve	Retirement benefit obligation	Accumulated other comprehensive loss	Total
Balance 1 January 2017	250,000	400,000	715,127	(12,516)	—	(27,952)	(3,902)	(44,370)	1,320,757

Loss	—	—	(158,933)	—	—	—	—	—	(158,933)
Other comprehensive income	—	—	—	21,087	32	7,473	164	28,756	28,756
Dividends	—	—	—	—	—	—	—	—	—

Balance 31 December 2017	250,000	400,000	556,194	8,571	32	(20,479)	(3,738)	(15,614)	1,190,580

Profit	—	—	124,952	—	—	—	—	—	124,952
Other comprehensive income	—	—	—	(38,067)	(32)	(10,623)	798	(47,924)	(47,924)
Dividends	—	—	(10,365)	—	—	—	—	—	(10,365)

Balance 31 December 2018	250,000	400,000	670,781	(29,496)	—	(31,102)	(2,940)	(63,538)	1,257,243

See accompanying notes to consolidated financial statements

6 | Tokio Millennium Re AG – TMR

Consolidated Statement of Cash Flows

Years ended 31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	Note	2018	2017
Cash flows from operating activities
Profit (loss) before tax		136,140	(161,749)
Adjustments for:
Depreciation of property and equipment	15	1,877	2,836
Amortisation of intangible assets	16	5,131	5,379
Amortisation of investments		1,575	2,603
Interest income		(91,074)	(80,441)
Net realised gains on sale of investments	7	(265)	(2,225)
Net impairment and other investment losses		469	1,326
Net change in unrealised losses (gains) on other securities	7	46	(317)
Other non-cash movements		(1,621)	(3,983)
Change in:
Funds withheld		15,482	(35,795)
Premiums receivable		(36,645)	(114,083)
Derivative balances receivable		5,377	(35,661)
Deposit assets	12	230,913	45,379
Prepaid reinsurance premiums		(79,047)	(29,086)
Fair value of derivative assets		22,560	(65,769)
Outstanding losses recoverable from reinsurers		(296,445)	(165,202)
Deferred acquisition expenses		12,231	26,278
Unearned profit commission		(1,650)	489
Other assets		12,901	(4,251)
Outstanding losses and loss expenses		407,181	672,064
Liability for collateral held on behalf of counterparties		(152,774)	(40,096)
Reinsurance balances payable		97,863	47,833
Derivative balances payable		(18,231)	72,245
Deposit liabilities	12	(230,913)	(45,379)
Unearned premiums		(43,510)	24,149
Fair value of derivative liabilities		(12,518)	33,679
Deferred commission income		8,634	7,122
Accounts payable and accrued expenses		9,590	(2,882)
Deferred fee income		(2,710)	1,557

Cash provided by operating activities		567	156,020
Income taxes paid		(902)	(1,872)

Net cash (used in) provided by operating activities		(335)	154,148

7 | Tokio Millennium Re AG – TMR

Consolidated Statement of Cash Flows (continued)

Years ended 31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

	2018	2017
Cash flows from investing activities
Interest received	91,289	77,492
Purchase of investments	(888,388)	(1,111,859)
Proceeds on sales and maturities of investments	984,473	824,427
Purchase of property and equipment	(846)	(1,648)
Purchase of intangible assets	(3,260)	(4,984)

Net cash provided by (used in) investing activities	183,268	(216,572)

Cash flows from financing activities
Interest paid	—	(360)
Dividends paid	(10,365)	—
Settlement of note payable	—	(25,000)

Net cash used in financing activities	(10,365)	(25,360)

Net increase (decrease) in cash and cash equivalents	172,568	(87,784)
Foreign exchange (losses) gains on cash and cash equivalents	(2,755)	3,389
Cash and cash equivalents at beginning of year	229,380	313,775

Cash and cash equivalents at end of year	399,193	229,380

See accompanying notes to consolidated financial statements

8 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

1.	General

Tokio Millennium Re AG (the ‘Company’ or ‘TMR’), formerly known as Tokio Millennium Re Ltd., is a Swiss-based reinsurance company and is licensed and regulated by the Swiss Financial Market Supervisory Authority (‘FINMA’). TMR’s registered office is located at Beethovenstrasse 33, 8002 Zurich, Switzerland. The Company is a wholly owned subsidiary of Tokio Marine and Nichido Fire Insurance Co., Ltd. The ultimate parent company is Tokio Marine Holdings, Inc., a company incorporated in Japan.

The Company was formed in Bermuda on 15 March 2000 and redomesticated to Switzerland on 15 October 2013. TMR has become subject to Swiss law without liquidation and re-establishment.

The Company participates in various excess of loss property catastrophe, workers’ compensation catastrophe, crop/hail and terrorism reinsurance contracts. Catastrophe reinsurance covers unpredictable events such as hurricanes, windstorms, hailstorms, earthquakes, fires, freezes, floods and other man-made or natural disasters. The Company also offers non-catastrophe property and casualty covers on both proportional and per risk excess of loss treaties, with an emphasis on the higher frequency/lower severity category of exposures. Casualty lines of business include motor, general liability, excess casualty, auto liability, employer’s liability, professional liability, workers’ compensation, directors and officers, errors and omissions and medical malpractice. In addition, TMR assumes credit insurance contracts.

The Company also provides non-traditional customised reinsurance and financial solutions for its clients’ world-wide property and casualty exposures on both a treaty and facultative basis.

A branch in the United Kingdom (‘TMRUK’) was formed on 17 September 2014. TMR received authorisation from the Prudential Regulation Authority (‘PRA’) to operate as a branch in the United Kingdom on 8 April 2015. TMRUK commenced writing business on 1 July 2015, which included the new and renewal business formerly written by TMR’s affiliate, Tokio Millennium Re (U.K.) Ltd.

9 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

1.	General (continued)

The Company formed a branch in the United States (‘TMRUS’) and was issued a licence by the New York State Department of Financial Services on 2 June 2014. TMRUS was established to further expand TMR’s non-catastrophe portfolio and focuses on non-catastrophe product lines.

TMR Management, Inc. (‘TMRM’), a wholly owned subsidiary of the Company, was incorporated in the State of Connecticut, United States of America, on 18 December 2013, with an initial share capital of USD 1,000 (authorised and issued shares of 1,000 at USD 1 per share). TMRM, pursuant to a management agreement with TMR, acts as a manager for TMRUS.

On 15 October 2013, the Company formed a branch in Bermuda and is licensed as a Class 3B reinsurer under the Insurance Act, 1978, of Bermuda and related regulations to write all classes of property and casualty business. The Company’s branch in Switzerland, originally formed on 31 August 2010, was discontinued as part of the redomestication of the Company effective 15 October 2013.

Tokio Millennium Agency Ltd. (‘TMA’), a wholly owned subsidiary of the Company, was incorporated in Bermuda on 28 May 2003, with an initial share capital of USD 12,000. Its primary activity was to facilitate risk swap agreements between Tokio Marine and Nichido Fire Insurance Co., Ltd. and other insurance companies for which it received agency fees. In 2012, TMA was renamed Tokio Solution Management Ltd. (‘TSM’). The Bermuda Monetary Authority (‘BMA’) issued a licence to TSM to conduct business as an insurance management company on 24 August 2012.

TSM manages and facilitates transactions through Shima Reinsurance Ltd. (‘Shima Re’) or other third party vehicles. In addition, TSM facilitates clients’ fronting and leveraging agreements and also provides professional claims and loss reserving services.

10 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

1.	General (continued)

The Company’s wholly owned subsidiary, Shima Re, a Class 3 segregated accounts company, was incorporated under the laws of Bermuda on 30 July 2012 and registered under the Segregated Companies Act of 2000. With TSM as its manager, Shima Re provides its clients with a platform to transform either fronted or direct reinsurance transactions.

The Company formed a branch in Australia on 22 October 2010. The Australian Prudential Regulation Authority (‘APRA’) issued a licence to the Company’s Australian branch to conduct business as a general insurer on 1 March 2011.

2.	Basis of preparation

(a)	Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’).

When IFRS is silent, as it is in respect of the measurement of certain insurance products, the IFRS framework (IFRS 4, Insurance Contracts) allows reference to another comprehensive body of accounting principles. Accordingly, to the extent that IFRS 4 does not specify the recognition or measurement of insurance contracts, transactions reported in these consolidated financial statements have been prepared in accordance with another comprehensive body of accounting principles for insurance contracts, namely U.S. GAAP.

(b)	Basis of measurement

The consolidated financial statements are presented in U.S. Dollars, which is the Company’s reporting currency. They are compiled on a going concern basis. The consolidated financial statements have been prepared on the historical cost basis. See Note 3 for exceptions to this.

(c)	Use of estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

The most significant estimate made by management is in relation to outstanding losses and loss expenses. Estimates in relation to losses and loss expenses are discussed in Note 3(b) – Insurance contracts. Also refer to Note 17 – Insurance liabilities.

3.	Summary of significant accounting policies

(a)	Basis of consolidation

The financial statements consolidate the accounts of the Company, its branches and its wholly owned subsidiaries. A subsidiary is an entity that is controlled by TMR. TMR controls an entity when it is exposed to or has the rights to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of the subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases. The financial statements of the subsidiaries are prepared for the same reporting year as the parent company, using consistent accounting policies. All significant intercompany transactions and balances are eliminated on consolidation.

11 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(b)	Insurance contracts

Classification

Contracts that transfer significant insurance risk are considered insurance contracts, while contracts without significant insurance risk are classified as investment contracts.

Reinsurance premiums assumed and acquisition costs

Reinsurance premiums assumed are recorded on the accruals basis and are included in income over the period of exposure to risk with the unearned portion deferred in the consolidated balance sheet. Premiums assumed are stated before the deductions of brokerage, commissions and taxes.

For excess of loss contracts, the ultimate premium is estimated at contract inception. Subsequent premium adjustments, if any, are recorded in the period in which they are determined. For proportional treaties, the amount of premium is normally estimated at inception by management based on information provided by the ceding company. The Company accounts for such premium using initial estimates, which are reviewed regularly with respect to the actual premium reported by the ceding company. Changes in estimates are recognised in the period in which they are determined.

For certain property catastrophe contracts, the Company earns reinstatement premiums upon the occurrence of a loss under the reinsurance contract. Reinstatement premiums are calculated in accordance with the contract terms based upon the ultimate loss estimate associated with each contract.

Premiums for retroactive exposures in reinsurance contracts are earned at the inception of the contract, as all of the underlying loss events covered by these exposures occurred in the past. Any underwriting profit at inception related to retroactive exposures in a reinsurance contract is deferred and recognised over the estimated future payout of the outstanding losses and loss expenses. Any underwriting loss at inception related to retroactive exposures in a reinsurance contract is recognised immediately.

Premiums receivable from brokers, insureds and cedants are recognised when due and recorded net of commissions, brokerage, premium taxes and other levies on premiums, unless the contract specifies otherwise. These balances are reviewed for impairment, with any impairment loss recognised as an expense in the period in which it is determined.

Acquisition expenses, mainly commissions and brokerage, related to unearned premiums are deferred and amortised to income over the periods in which the premiums are earned. The method followed in determining the deferred acquisition expenses limits the amount of the deferral to its realisable value, by giving consideration to losses and expenses expected to be incurred as premiums are earned.

Where applicable, no-claims bonuses and profit commissions are accrued based on claims experience.

Reinsurance premiums ceded

Reinsurance premiums ceded comprise the cost of reinsurance contracts entered into. Premiums ceded are accounted for in the period in which the contract is bound, and are similarly earned over the period of exposure to risk, with the unearned portion being deferred in the consolidated balance sheet as prepaid reinsurance premiums.

Premiums payable to agents and brokers are recognised when due.

12 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(b)	Insurance contracts (continued)

Outstanding losses and loss expenses

Losses and loss expenses paid are recorded when advised by the ceding insurance companies. Outstanding losses comprise estimates of the amount of reported losses and loss expenses received from the ceding insurance companies plus a provision for losses incurred but not reported (‘IBNR’). The IBNR provision is estimated by management based on reports from industry sources, including initial estimates of aggregate industry losses, individual loss estimates received from ceding companies and brokers, output from commercially available catastrophe loss models and actuarial analysis using historical data available to the Company on the business assumed together with industry data.

Given the inherent nature of major catastrophic events, considerable uncertainty underlies the assumptions and associated estimated reserve for losses and loss expenses. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are reflected in income in the period in which they are determined.

Due to the inherent uncertainty in estimating the liability for losses and loss expenses, there can be no assurance that the ultimate liability will not be settled for a significantly greater or lesser amount than that recorded.

Based on the current assumptions used, management believes that the Company’s recorded amount is a reasonable estimate of the ultimate cost of losses incurred to the consolidated balance sheet date. Reserves for non-catastrophe property and casualty covers are based on individual claims, case reserve and other reserve estimates reported by insureds and ceding companies, as well as the Company’s actuarial estimates of ultimate losses. Inherent in the estimates of ultimate losses are expected trends in claim severity and frequency and other factors that could vary significantly as claims are settled. The Company does not have the benefit of a significant amount of its own historical experience with non-catastrophe lines of business. Accordingly, the setting and reserving for incurred losses in these lines of business could be subject to greater variability.

Ultimate losses may vary materially from the amounts provided in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are reflected in the consolidated statement of comprehensive income in the period in which they become known and are accounted for as changes in estimates.

Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying liabilities. Reinsurance recoverable on dual trigger reinsurance contracts require the Company to estimate its ultimate losses applicable to these contracts, as well as to estimate the ultimate amount of industry losses that will be reported by the applicable statistical reporting agency, as per contract terms.

Liability adequacy tests

At each balance sheet date, the Company performs a liability adequacy test using current best estimates of future cash outflows generated by its reinsurance contracts. If, as a result of these tests, the carrying amount of the Company’s reinsurance liabilities is found to be inadequate, the deficiency is charged to income for the period, initially by writing off deferred acquisition costs and subsequently by establishing a provision.

13 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(c)	Financial instruments

Cash and cash equivalents

The Company considers all cash at bank and on hand, short term deposits and other short term highly liquid investments that are subject to insignificant risk of changes in fair value as cash and cash equivalents. Cash equivalents are financial investments with less than three months to maturity at the date of acquisition.

Cash and cash equivalents are carried in the consolidated balance sheet at amortised cost. Carrying amounts approximate fair value due to the short term nature and high liquidity of the instruments.

Funds withheld

Funds withheld are contractual receivables due to reinsurers from their clients; they are valued at original cost (nominal amount) at the date of acquisition. In addition, also included in funds withheld are amounts arising from the application of the deposit method of accounting. Appropriate allowance is made for credit risks.

Investments

The Company’s investments comprise short term investments and investments in fixed interest, equity and other securities and catastrophe bonds. The classification is determined at the time of initial purchase. Purchases and sales of investments are recognised at fair value on the trade date. Transaction costs are treated in accordance with the investment classification.

The cost of investments is adjusted for amortisation of premiums and discounts. Realised gains and losses on investments are recognised in net investment income using the specific identification method (as securities are purchased by lot). Interest income on investments is accrued to the consolidated balance sheet date.

Investments are derecognised when the Company has transferred substantially all of the risks and rewards of ownership. On derecognition of an available for sale investment, previously recorded unrealised gains and losses are removed from accumulated other comprehensive income in shareholder’s equity and included in current period income.

The Company, together with its investment managers, reviews investments on an individual security basis for evidence of impairment. This is performed on a quarterly basis as part of the financial close process. Impairment losses are recognised when there is objective evidence that the Company will be unable to collect all amounts due according to contractual terms of the individual security.

An available for sale debt security is impaired if there is objective evidence that a loss event has occurred after initial recognition of the security and up to the relevant consolidated balance sheet date, and that loss event has negatively affected the estimated future cash flows, i.e., amounts due according to the contractual terms of the security are not considered collectible. Impairment losses on available for sale debt securities are recognised by reclassifying the losses from accumulated other comprehensive income to the consolidated statement of comprehensive income. The amount reclassified is the difference between the amortised cost and the current fair value, less any impairment loss previously recognised in profit or loss. If the fair value of an impaired available for sale debt security subsequently increases and the increase can be related objectively to an event occurring after the impairment loss was recognised, then the impairment loss is reversed through profit or loss; otherwise it is reversed through other comprehensive income.

14 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(c)	Financial instruments (continued)

Investments (continued)

An available for sale equity security is considered to be impaired if there is objective evidence that the cost may not be recovered. Objective evidence that the cost may not be recovered, in addition to qualitative impairment criteria, includes a significant or prolonged decline in the fair value below cost. If an available for sale equity security is impaired, any further declines in the fair value at subsequent reporting dates are recognised as impairments. Therefore, at each reporting period, for an equity security that was determined to be impaired, additional impairments are recognised for the difference between the fair value and the original cost basis, less any previously recognised impairment. Reversals of impairments of available for sale equity securities are not recorded through the income statement but recycled out of other comprehensive income when sold.

The identification of impairment is an inherently uncertain process involving various assumptions and factors, including the financial condition of the counterparty, expected future cash flows, observable market prices, etc. Estimates and assumptions are based on management’s judgment and other information available prior to the issuance of the consolidated financial statements. Significantly different results can occur as circumstances change and additional information becomes known.

The Company’s investments are managed following prudent standards of diversification. Specific provisions limit the allowable holdings of a single issue and issuers.

Short term investments

Short term investments represent bank deposits and investments in money market funds with an original term of greater than 90 days but less than one year. The carrying value reported in the consolidated balance sheet for these short term investments approximates their fair value due to the short term nature of the investments.

Fixed interest securities – available for sale

This consists of debt securities which are classified as available for sale and are carried at fair value, with any unrealised gains and losses (difference between amortised cost and fair value), with the exception of currency valuation differences, included in accumulated other comprehensive income as a separate component of equity. The amortisation and currency valuation differences are included in profit or loss.

The fair value of fixed interest securities is based on prices provided by internationally recognised independent pricing services. The independent pricing sources obtain actual transaction prices for securities that have quoted prices in active markets. For securities that are not actively traded, the pricing services typically uses ‘matrix pricing,’ which uses observable inputs including reported trades, benchmark yields, broker/dealer quotes, interest rate spreads, prepayment spreads and other such inputs from market sources to determine a reasonable fair value.

Investments in catastrophe bonds – available for sale

The Company’s investments in catastrophe bonds are classified as available for sale and are carried at fair value, with any unrealised gains and losses (difference between amortised cost and fair value), with the exception of currency valuation differences, included in accumulated other comprehensive income as a separate component of equity. The amortisation and currency valuation differences are included in profit or loss.

15 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(c)	Financial instruments (continued)

Investments (continued)

Equity securities – available for sale

The Company’s equity securities are classified as available for sale and are carried at fair value, with any unrealised gains and losses (including currency valuation differences), included in accumulated other comprehensive income as a separate component of equity.

Other securities – fair value through profit and loss

Other securities consist of investments in investment funds organised as limited partnerships, investments in funds organised as limited liability companies and investment in an absolute return fund. These are designated at fair value through profit or loss from the date of acquisition.

Derivative financial instruments

From time to time, the Company enters into catastrophe swap derivatives, under which certain catastrophe reinsurance exposures are ceded to or assumed from the swap counterparty. The Company does this to facilitate institutional investors who seek to diversify their portfolios by adding non-correlated reinsurance risks to their portfolio. The Company transforms such risks by selling reinsurance and buying derivatives from the institutional investors, or vice versa. The Company earns a fee for its role in facilitating such transactions. Since there is no right of offset, all transactions are presented on a gross basis in the consolidated financial statements. Although the derivatives provide an economic hedge against the assumed or ceded reinsurance contract, the Company designates its derivatives as non-hedging derivative instruments based upon criteria established by IAS 39, Financial Instruments: Recognition and Measurement. Catastrophe swaps are recorded at fair value with changes in fair values recorded in the consolidated statement of comprehensive income. Fair value is estimated by management primarily based on the unexpired period of risk, an evaluation of the probability of loss and other unobservable inputs. The Company’s catastrophe swap derivatives are initially priced at fair value in a non-stressed market and amortisation reflects the change in fair value in the absence of any loss events. The inputs for catastrophe swap derivatives are purely based on management’s evaluation and are unobservable.

Receivables

The Company’s receivables have fixed or determinable payments and are carried at cost less any provision for impairment in value. Refer to Note 3(b) – Insurance contracts for discussion on receivables arising from reinsurance contracts.

Impairment of financial assets

Objective factors that are considered when determining whether a financial asset or group of financial assets may be impaired include, but are not limited to, the following:

•	negative rating agency announcements in respect of investment issuers, reinsurers and debtors;

•	significant reported financial difficulties of investment issuers, reinsurers and debtors;

•	actual breaches of credit terms such as persistent late payments or actual default;

•	the disintegration of the active market(s) in which a particular asset is traded or deployed; and

•	adverse economic or regulatory conditions that may restrict future cash flows and asset recoverability.

16 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(d)	Deposit assets and liabilities

Certain contracts do not transfer sufficient insurance risk and are accounted for using the deposit method of accounting. Management exercises judgment in determining whether contracts contain sufficient risk to be accounted for as reinsurance contracts. Under the deposit method of accounting, the deposit asset or liability is initially measured based on the consideration paid or received. In subsequent periods, the deposit asset or liability is adjusted by calculating the effective yield on the deposit to reflect actual receipts or payments to date and future expected receipts or payments.

The Company earns fee income for the provision of these contracts. Fee income is based upon the terms of the contracts, with the unearned portion deferred in the consolidated balance sheet, as deferred fee income. The revenue and expense recorded for such contracts are included in other underwriting income.

(e)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation calculated on a straight-line basis over the estimated useful lives of the assets. The specific depreciable rates of the significant asset classes are as follows:

Computer equipment	3 years
Fixtures and fittings	5 years
Leasehold improvements	Over the term of the underlying lease
Motor vehicles	5 years
Office equipment	4 years

(f)	Intangible assets

Intangible assets are stated at cost less amortisation calculated on a straight-line basis over the estimated useful lives of the assets. The Company’s intangible assets comprise of computer software with a specific amortisation rate of 3 years.

(g)	Impairment of non-financial assets

Assets that are subject to amortisation are tested for impairment when there is an indication of a possible impairment at the reporting date.

Objective factors that are considered when determining whether a non-financial asset (such as an intangible asset or item of property and equipment) or group of non-financial assets may be impaired include, but are not limited to, the following:

•	adverse economic, regulatory or environmental conditions that may restrict future cash flows and asset usage and/or recoverability; and

•	the likelihood of accelerated obsolescence arising from the development of new technologies and products; and the disintegration of the active market(s) to which the asset is related.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

17 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(g)	Impairment of non-financial assets (continued)

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior periods. A reversal of an impairment loss is recognised as income immediately.

(h)	Bad debt provision

The Company reviews receivables on a quarterly basis and a bad debt provision is recorded only to the extent that repayment is unlikely or no longer expected in full amount. In addition, the Company considers known and emerging credit events to determine if other provisions are necessary.

(i)	Translation of foreign currencies

The consolidated financial statements of the Company are presented in U.S. Dollars.

Foreign currency transactions are recorded in the functional currency for each entity using the exchange rates prevailing at the dates of the transactions, or at the average rate for the period when this is a reasonable approximation. Monetary assets and liabilities denominated in foreign currencies are translated at period end exchange rates. The resulting exchange differences on translation are recorded in profit or loss. Non-monetary assets and liabilities carried at historical cost denominated in a foreign currency are translated at historic rates. Non-monetary assets and liabilities carried at fair value denominated in a foreign currency are translated at the exchange rate at the date the estimated fair value was determined, with resulting exchange differences recorded in accumulated other comprehensive income in shareholder’s equity.

The functional currency of the Bermuda and U.S. branches is the U.S. Dollar. The functional currencies of the Company’s Swiss, Australian and U.K. operations are the Euro, Australian Dollar and Pound Sterling, respectively. In translating the financial results of those entities whose functional currency is other than the U.S. Dollar, reporting currency, assets and liabilities are converted into U.S. Dollars using the rates of exchange in effect at the balance sheet dates, and revenues and expenses are converted using the average foreign exchange rates for the period. The effect of translation adjustments are reported in the consolidated balance sheet and consolidated statement of changes in shareholder’s equity as a foreign currency translation adjustment, a separate component of accumulated other comprehensive income.

(j)	Leases

All leases are classified as operating leases and are not recognised in the consolidated balance sheet. Rentals payable under operating leases are charged to income on a straight-line basis over the lease term.

(k)	Long term incentive compensation plan

In 2008, the Board approved a compensation program for employees. In the first quarter of 2016, the Compensation and Nominations Committee of the Board approved an amendment to the compensation program that changed the metric used to calculate the value of awards. Under the amended long term incentive compensation plan, the value of awards is based on the difference between the actual profit and target profit over the performance period. The accounting for the compensation program is in accordance with IAS 19, Employee Benefits.

18 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

(l)	Taxation

The Swiss operation and the Australia, U.S. and U.K. branches of the Company operate in jurisdictions where they are subject to taxation. Income taxes have been provided for in accordance with the provisions of IAS 12, Income Taxes. Current and deferred income taxes are charged or credited to profit or loss. Deferred income taxes are provided for all temporary differences between the bases of assets and liabilities used in the consolidated balance sheet and those used in the various jurisdictional tax returns. Deferred tax assets are recognised for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

The Company recognises a tax benefit relating to uncertain tax positions only where the position is probable to be sustained assuming examination by tax authorities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority.

(m)	Retirement benefit obligation

Defined contribution plans

TMR has defined contribution plans where the Company pays fixed contributions into a separate entity from which post-employment and other benefits are paid. The Company has no legal or constructive obligation to pay further contributions if the plan does not hold sufficient assets to pay employees the benefits relating to employee service in the current and prior periods. Payments to the defined contribution plans are recognised as an expense when employees have rendered services entitling them to the contributions. This is generally in the year of contribution. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.

Defined benefit plan

The Company also has a defined benefit post-retirement plan in relation to the Swiss operation. The net retirement benefit obligation in relation to this plan is based on, among other things, assumptions of the discount rate, estimated return on plan assets and salary increases. The cost of providing benefits is determined using the Projected Unit Credit Method, with actuarial valuations being carried out at the end of each reporting period. Actuarial gains and losses are recognised in other comprehensive income. Past service costs are recognised immediately in the period of a plan amendment. The Company recognises the overfunded or underfunded status of the defined benefit post-retirement plan as an asset or liability in its consolidated balance sheet and recognises changes in the funded status in the year in which the changes occur through other comprehensive income. Any asset resulting from this calculation is limited to the sum of any cumulative unrecognised net losses and the present value of any economic benefits available in the form of refunds or reductions in future contributions to the plan.

19 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

Accounting standards and amendments issued but not yet adopted

Accounting standards issued and amendments to published standards that are not yet effective up to the date of issuance of the Company’s consolidated financial statements are listed below.

IFRS 17, Insurance contracts

In May 2017, the IASB finished its long-standing project to develop an accounting standard on insurance contracts and published IFRS 17. IFRS 17 replaces IFRS 4, which currently permits a wide variety of practises in accounting for insurance contracts. IFRS 17 will fundamentally change the accounting by all entities that issue insurance contracts, reinsurance contracts and investment contracts with discretionary participation features.

IFRS 17 is effective for annual periods beginning on or after 1 January 2022, with earlier application permitted if IFRS 15, Revenue from Contracts with Customers, and IFRS 9, Financial Instruments, are also applied. TMR plans to adopt the standard on its effective date. The standard requires entities to retrospectively apply IFRS 17 unless impracticable. At transition date, TMR will need to: (a) identify, recognise and measure each group of insurance contracts as if IFRS 17 had always applied; (b) derecognise any existing balances that would not exist had IFRS 17 always applied; and (c) recognise any resulting net difference in equity.

The adoption of IFRS 17 will bring forth significant changes regarding the Company’s measurement and disclosure of reinsurance contracts both in terms of liability measurement and profit recognition. TMR has completed a preliminary impact analysis in 2017 and a wider project was established involving all concerned functions within the Company in 2018.

IFRS 9, Financial instruments

IFRS 9, published in July 2014, replaces the existing guidance in IAS 39, Financial Instruments: Recognition and Measurement. IFRS 9 includes revised guidance on the classification and measurement of financial assets and liabilities, including a new expected credit loss model for calculating impairment of financial assets, and the new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39. IFRS 9 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted.

The amendments to IFRS 4 (Applying IFRS 9, Financial Instruments with IFRS 4, Insurance contracts) issued in 2016 allow entities that issue insurance contracts within the scope of IFRS 4 to defer the implementation of IFRS 9 until 1 January 2021.

To qualify for the temporary exemption, an entity has to prove that its activities are predominantly connected with insurance. Per the amendment, an entity’s activities are predominantly connected with insurance if the entity’s carrying amount of its liabilities arising from contracts within the scope of IFRS 4 is significant and if the carrying amount of liabilities connected with insurance represents more than 90% of the total carrying amount of all its liabilities as at 31 December 2015. If this predominance ratio would be between 80% and 90%, a more detailed analysis would be required. In case if, and only if, there was a significant change in the entity’s activities during the annual periods that ended after 31 December 2015, a reassessment whether the entity’s activities remain to be predominantly connected with insurance is required.

20 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

Accounting standards and amendments issued but not yet adopted (continued)

The Company applies the temporary exemption from IFRS as the carrying amount of its liabilities arising from contracts within the scope of IFRS 4 represented more than 90% of the total carrying amount of the liabilities as at 31 December 2015. No significant changes in the activities of the Company were noted subsequent to 31 December 2015 which would require a reassessment.

Details on the fair value as at 31 December 2018 and the amount of change in the fair value during the reporting period, separately for financial assets eligible for amortised cost or fair value through other comprehensive income measurement under IFRS 9 and for financial assets mandatorily measured at fair value through income under IFRS 9 are provided below:

	Financial assets with SPPI* cash flows		Financial assets held for trading
As at 31 December 2018	Fair value change during the reporting period	Fair value	Fair value change during the reporting period	Fair value
U.S. treasuries	(403)	111,591	—	—
Non-U.S. government	1,321	154,821	—	—
Corporate	(13,720)	954,802	(477)	3,051
Agency residential mortgage-backed	(3,843)	212,169	—	—
Commercial mortgage-backed	—	—	(1,401)	21,678
Asset-backed	(309)	108,141	—	—
Collateralised debt obligations	—	—	(11,237)	235,904
Municipals	(7,206)	325,128	—	—
Equity securities	—	—	(1,425)	2,723
Other	—	—	(45)	48,570

Total	(24,160)	1,866,652	(14,585)	311,926

*	SPPI – Solely payment of principal and interest

Details on the credit risk exposures for financial assets that are eligible for amortised cost or at fair value through other comprehensive income measurement under IFRS 9 are provided below; applying IAS 39, all instruments are carried at fair value:

As at 31 December 2018	U.S. treasuries	Non-U.S. government	Corporate	Agency residential mortgage backed	Asset-backed	Municipals	Total
AAA	—	25,479	47,187	—	108,141	37,948	218,755
AA	111,591	129,342	101,777	212,169	—	169,253	724,132
A	—	—	431,827	—	—	74,197	506,024
BBB	—	—	309,890	—	—	33,825	343,715
Non-investment grade	—	—	62,203	—	—	1,607	63,810
Not rated	—	—	1,918	—	—	8,298	10,216

Total	111,591	154,821	954,802	212,169	108,141	325,128	1,866,652

21 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

Accounting standards and amendments issued but not yet adopted (continued)

Amendment to IFRS 9, Financial instruments, on prepayment features with negative compensation

This amendment, published in October 2017, confirms that when a financial liability measured at amortised cost is modified without this resulting in de-recognition, a gain or loss should be recognised immediately in profit or loss. The gain or loss is calculated as the difference between the original contractual cash flows and the modified cash flows discounted at the original effective interest rate. This means that the difference cannot be spread over the remaining life of the instrument, which may be a change in practise from IAS 39, Financial Instruments: Recognition and Measurement.

The amendment is effective for annual periods beginning on or after 1 January 2019, that is, one year later than the effective date of IFRS 9. As mentioned above, the Company has opted to defer the application of IFRS 9 until annual periods beginning on or after 1 January 2021 (the ‘deferral approach’) in order to align with the IFRS 17 implementation.

IFRS 16, Leases

IFRS 16 was issued in January 2016. It will result in almost all leases being recognised on the balance sheet by lessees, as the distinction between operating and finance leases is removed. Under the new standard, an asset (the right to use the leased item) and a financial liability to pay rentals are recognised. The only exceptions are short-term and low-value leases.

The Company will apply the standard from its mandatory adoption date of 1 January 2019. The Company intends to apply the simplified transition approach and will not restate comparative amounts for the year prior to first adoption. Right-of-use assets for property leases will be measured on transition as if the new rules had always been applied. All other right-of-use assets will be measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses).

The Company has set up a project team which has reviewed all of the group’s leasing arrangements over the last year in light of the new lease accounting rules in IFRS 16. The standard will affect primarily the accounting for the Company’s operating leases.

As at the reporting date, the Company has non-cancellable operating lease commitments of USD 6.7 million. Refer to Note 26 - Commitments. The Company also holds other lease commitments, approximately USD 0.4 million relates to short-term leases and USD 0.1 million to low value leases which will both be recognised on a straight-line basis as expense in profit or loss.

For the remaining lease commitments, the Company expects to recognise right-of-use assets of approximately USD 8.0 million on 1 January 2019, lease liabilities of USD 8.0 million (after adjustments for prepayments and accrued lease payments recognised as at 31 December 2018). There will be USD nil impact to net assets.

22 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

3.	Summary of significant accounting policies (continued)

Accounting standards and amendments issued but not yet adopted (continued)

IFRS 16, Leases (continued)

The Company expects that net profit after tax will decrease by approximately USD 0.1 million in 2019 as a result of adopting the new rules.

Cash flows from operating activities will increase and cash flows from financing activities will decrease by approximately USD 0.3 million, as repayment of the principal portion of the lease liabilities will be classified as cash used in financing activities.

Annual improvements to IFRSs 2015–2017 cycle

In December 2017, the IASB published its annual amendments to IFRSs and the related bases for conclusions and guidance. The IASB uses the annual improvements process to make necessary, but non-urgent, amendments to IFRSs that will not be included as part of a major project. These amendments affect one standard, namely:

•

IAS 12, Income taxes, clarified that the income tax consequences of dividends on financial instruments classified as equity should be recognised according to where past transactions or events that generated distributable profits were recognised.

This amendment will have no impact on the Company’s consolidated financial statements.

Amendments to IAS 19, Employee benefits, on clarifying how to account for defined benefit plan amendments, curtailments and settlements

The amendments to IAS 19 clarify the accounting for defined benefit plan amendments, curtailments and settlements. These amendments confirm that entities must:

•

calculate the current service cost and net interest for the remainder of the reporting period after a plan amendment, curtailment or settlement by using the updated assumptions from the date of the change;

•

any reduction in a surplus should be recognised immediately in profit or loss either as part of past service cost, or as a gain or loss on settlement; in other words, a reduction in a surplus must be recognised in profit or loss even if that surplus was not previously recognised because of the impact of the asset ceiling; and

•	separately recognise any changes in the asset ceiling through other comprehensive income.

These amendments are effective for annual periods beginning on or after 1 January 2019 and are not expected to have an impact on the Company’s results.

23 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures

The Company, through its Enterprise Risk Management (‘ERM’) function, Risk Management Working Group (‘RMWG’) and Risk Management Committee (‘RMC’), seeks to identify all material risks inherent in its business, including emerging risks; to understand the manifestations of each risk; and to assess, control, mitigate and manage these risks appropriately.

The objectives of TMR’s risk management process are to ensure that:

•	all material risks are proactively identified;

•	the potential to cause losses or generate profits is understood and assessed;

•	appropriate action is taken to manage the assumption of each risk based on that assessment and the Company’s stated risk appetite;

•	appropriate controls are in place to mitigate risks;

•	an appropriate level of capital is held to cover financial and non-financial risks from all sources; and

•	following a severe catastrophic event(s), appropriate capital action can be executed to remain solvent and meet its obligations under reinsurance contracts.

The oversight of the Company’s risk management program is provided by the Board of Directors and senior management, assisted by the RMC.

In the course of the Company’s risk identification, assessment, control, monitoring and reporting process, it has identified and categorised all of its risks into the following categories:

•	underwriting risk including premium risk, catastrophe risk and reserve risk;

•	market risk including interest rate risk, foreign exchange risk, revaluation risk, equity price risk and credit spread risk;

•	credit risk;

•	liquidity risk;

•	operational risk; and

•	strategic risk.

(a)	Underwriting risk

Underwriting risk consists of premium risk, catastrophe risk and reserve risk.

Underwriting risk may be due to either the acceptance of risks that do not comply with the Company’s underwriting guidelines and corporate strategy, or the acceptance of risks that result in losses and expenses greater than it had anticipated at the time of underwriting.

As a reinsurance company, TMR is in the business of taking underwriting risk and therefore has a high appetite for underwriting risk. TMR’s risk limits are defined in its Risk Appetite and Risk Tolerance/Limit Policy for underwriting risk and reserve risk combined.

24 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(a)	Underwriting risk (continued)

The Company has underwriting guidelines in place that clearly define the territorial scope, risks to be written, business to be avoided, acceptance limits, maximum policy period, maximum net retention, outward reinsurance, security requirement (for retrocessionaires) and underwriting authority.

The Company employs experienced catastrophe analysts and modellers, as well as experienced and credentialed actuaries, to perform pricing analyses to ensure that each risk is adequately priced.

Premium risk

Premium risk is the risk that the premium to be earned over the period of exposure to risk from the in-force, new or renewal reinsurance contracts is insufficient to cover the claim costs, claim adjustment expenses as well as the acquisition expenses to be incurred by those contracts over the same period.

The Company has purchased retrocessions in the past several years to enhance the diversity of the portfolio, improve capital efficiency, manage the net retention and protect the capital of TMR. The Company will continue to utilise this important risk management tool when the pricing and risk mitigation impact justifies doing so.

Details of annual premiums assumed by geographic area of risk insured are provided below:

	2018 Reinsurance premiums assumed	%	2017 Reinsurance premiums assumed	%
Geographic area of risk insured
North America	1,037,120	63.8	1,093,226	68.1
Europe	267,431	16.4	249,746	15.5
Worldwide	216,431	13.3	200,940	12.5
Australasia	69,602	4.3	34,872	2.2
Asia	31,445	1.9	24,738	1.5
Other	4,145	0.3	2,977	0.2

Total	1,626,174	100.0	1,606,499	100.0

25 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(a)	Underwriting risk (continued)

Premium risk (continued)

Details of annual premiums assumed by line of business are provided below:

	2018 Reinsurance premiums assumed	%	2017 Reinsurance premiums assumed	%
Line of business
Property catastrophe	505,987	31.1	389,750	24.2
Property	280,244	17.2	232,385	14.5
Casualty	600,530	37.0	673,168	41.9
Specialty	118,527	7.3	118,375	7.4
Multi-line	120,886	7.4	192,821	12.0

Total	1,626,174	100.0	1,606,499	100.0

Catastrophe risk

Catastrophe risk is the risk that the premium to be earned over the next twelve-month period from the catastrophe exposed reinsurance contracts (in-force, new or renewal) is insufficient to cover potential claim costs, claim adjustment expenses as well as the acquisition expenses associated with those contracts that may originate from extreme or exceptional catastrophic events over the same period, such as hurricanes, earthquakes, windstorms, landslides and terrorist attacks.

Catastrophe risk is classified as a separate and distinct class of underwriting risk mainly due to its low-frequency and high-severity characteristics and its potential to affect numerous contracts simultaneously and inflict significant erosion of TMR’s capital.

A core element of TMR’s book of business continues to be property catastrophe reinsurance. Therefore, TMR has a high appetite for catastrophe risk as long as this business is adequately priced. The Company writes reinsurance risks for periods of mainly one year so that the contracts can be assessed for pricing and terms and adjusted to reflect any changes in market conditions.

The Company has made a series of strategic moves to diversify, spread and dilute its catastrophe exposures as well as optimise its underwriting portfolio through geographical diversification and by writing casualty and specialty lines and lower layers of business.

Catastrophe risk is the dominant contributor and driver of TMR’s total risk. TMR’s catastrophe exposures are managed by limiting the amount of exposure in any one geographic area.

Retrocession is purchased to enhance the diversity of TMR’s portfolio, maintain the net retention and even out peak exposures and more effectively manage the volatility of TMR’s book of business.

26 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(a)	Underwriting risk (continued)

Reserve risk

Reserve risk is the risk that the best (point) estimate of unpaid loss and loss adjustment expense reserves are inadequate to cover all future payments for the full settlement of claims from all prior accident years (on or prior to the valuation date).

Reserve risk is distinct from premium risk and is related to exposures that have already been earned and claims that have already been incurred but have not yet been reported (‘IBNR’) or fully settled.

TMR has focused on short-tailed property lines of business in the past but now has increased its appetite for longer-tailed casualty and specialty lines of business. The proportion of medium and long-tailed lines of business underwritten by the Company continues to create a shift towards a greater proportion of reserving risk in the risk profile. TMR’s risk limits are not defined separately for catastrophe risk, non-catastrophe premium risk and reserve risk, but are defined for insurance risk as a whole.

To manage reserving risk, TMR’s actuarial team use a range of recognised actuarial techniques to project gross premiums written, monitor claims development patterns and stress-test ultimate insurance liability balances. An independent actuary also performs a half-yearly review for the Company.

A full analysis of loss and loss adjustment expense reserves is performed on a quarterly basis. The reserve analyses are reviewed by and discussed with underwriters, actuaries, claims, finance and senior management prior to submission to the Reserve Committee. The Reserve Committee is appointed by the Executive Committee to review the sufficiency of the estimated loss reserves and to appraise the adequacy and effectiveness of the loss reserving practises of TMR. The Reserve Committee is comprised of the Chief Executive Officer (‘CEO’), Chief Risk Officer (‘CRO’), Chief Operating Officer (‘COO’), and Chief Financial Officer (‘CFO’).

27 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(a)	Underwriting risk (continued)

Reserve risk (continued)

The table below illustrates the development of the estimates of ultimate cumulative claims for the Company after the end of the accident year, illustrating how amounts estimated have changed from the initial estimates made.

Estimate of gross ultimate liability	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
At end of accident year	43,975	191,957	515,356	324,587	306,172	431,405	559,407	757,851	1,460,884	1,253,529
One year later	46,829	206,494	529,491	318,895	306,962	428,287	547,292	810,380	1,589,371
Two years later	45,644	213,431	504,483	317,360	296,375	415,797	552,533	815,223
Three years later	45,104	222,238	523,370	308,435	286,511	416,688	561,639
Four years later	48,962	231,680	517,826	304,045	289,770	410,519
Five years later	46,231	223,342	515,669	301,445	287,100
Six years later	46,105	224,789	516,812	299,060
Seven years later	45,925	225,378	506,532
Eight years later	44,076	207,227
Nine years later	44,076
Ultimate liability 2009–2018	44,076	207,227	506,532	299,060	287,100	410,519	561,639	815,223	1,589,371	1,253,529	5,974,276
Ultimate liability pre-2009											441,504

											6,415,780
Paid – 2009–2018	(43,856)	(193,907)	(494,867)	(267,121)	(245,471)	(344,919)	(419,531)	(541,474)	(980,502)	(249,053)	(3,780,701)
Paid – pre-2009											(441,175)

											(4,221,876)

Gross liability as at 31 December 2018											2,193,904

Estimate of net ultimate liability	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
At end of accident year	31,810	170,263	377,402	254,757	305,924	386,508	552,426	728,211	1,089,634	803,297
One year later	38,565	169,950	389,664	251,442	306,438	383,075	539,716	766,254	1,022,658
Two years later	38,249	167,065	369,326	246,004	297,565	379,977	545,404	770,354
Three years later	38,064	181,156	389,245	242,263	287,695	380,562	554,506
Four years later	42,028	190,598	383,064	238,001	289,224	380,591
Five years later	39,312	183,547	380,907	237,004	286,548
Six years later	39,314	184,994	382,784	234,481
Seven years later	39,315	185,583	372,504
Eight years later	39,094	167,432
Nine years later	39,095
Ultimate liability 2009–2018	39,095	167,432	372,504	234,481	286,548	380,591	554,506	770,354	1,022,658	803,297	4,631,466
Ultimate liability pre-2010											389,090

											5,020,556
Paid – 2009–2018	(38,917)	(151,143)	(363,795)	(204,607)	(245,016)	(343,933)	(412,701)	(516,390)	(532,122)	(155,759)	(2,964,383)
Paid – pre-2009											(388,891)

											(3,353,274)

Net liability as at 31 December 2018											1,667,282

28 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(a)	Underwriting risk (continued)

Reserve risk (continued)

A summary of changes in outstanding losses and loss expenses for 2018 and 2017, including outstanding losses recoverable from reinsurers, is presented in Note 17 – Insurance liabilities.

The reserves established can be more or less than adequate to meet individual claims arising. The level of uncertainty varies significantly from class to class but can arise from inadequate case reserves for known large losses and catastrophes or from inadequate provision for IBNR. The Company believes that the loss reserves established are adequate; however, a 1% improvement/deterioration in the total estimated gross losses would have an impact on profit before tax of USD 21.9 million gain/loss (2017 – USD 17.9 million). There was no change to the Company’s reserving methodology during the year.

(b)	Market risk

Market risk refers to the risk of financial loss due to a change in the value of the financial assets in TMR’s investment portfolio or a change of market risk factors that affect the value of such assets. TMR has identified interest rate risk, foreign exchange risk, revaluation risk, equity price risk and credit spread risk as its main sources of market risk.

Interest rate risk

Interest rate risk is a function of general economic and financial market factors (such as the level, trend and volatility of interest rates) as well as the characteristics of the individual fixed interest securities held in TMR’s investment portfolio. TMR cannot control the former, but it can control the latter.

Investment guidelines are established to manage this risk. These guidelines set parameters within which the external investment manager must operate. The guidelines are set by the Investment Committee. The Investment Guidelines specify the limitations on the maximum percentage of assets that can be invested in a single issuer or in a single asset class. There are also specific limitations on the maximum maturity for various classes of fixed interest securities and the minimum requirements of credit ratings. The Company reviews the composition, duration and asset allocation of its investment portfolio on a regular basis in order to respond to changes in interest rates and other market conditions. The Company also mitigates interest rate risk on the investment portfolio by establishing and monitoring duration ranges in its investment guidelines.

The investment mix of the fixed interest portfolios is as follows:

As at 31 December 2018	Fair value	%
U.S. treasuries	111,591	5.2
Non-U.S. government	154,820	7.3
Corporate	957,854	45.0
Agency residential mortgage-backed	212,169	10.0
Commercial mortgage-backed	21,678	1.0
Asset-backed	108,141	5.1
Collateralised debt obligations	235,904	11.1
Municipals	325,128	15.3

Total fixed interest securities	2,127,285	100.0

29 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(b)	Market risk (continued)

Interest rate risk (continued)

As at 31 December 2017	Fair value	%
U.S. treasuries	114,354	5.0
Non-U.S. government	115,222	5.1
Corporate	1,078,328	47.4
Agency residential mortgage-backed	212,687	9.3
Commercial mortgage-backed	58,676	2.6
Asset-backed	84,637	3.7
Collateralised debt obligations	251,555	11.1
Municipals	360,285	15.8

Total fixed interest securities	2,275,744	100.0

The sensitivity of the Company’s fixed interest investment portfolio to interest rate movements is detailed below, assuming linear movements in interest rates:

Immediate shift in yield (basis points)	2018	%	2017	%
100	(81,027)	(3.8)	(71,748)	(3.2)
75	(61,001)	(2.9)	(53,883)	(2.4)
50	(40,809)	(1.9)	(35,953)	(1.6)
25	(20,469)	(1.0)	(17,971)	(0.8)
(25)	20,564	1.0	17,924	0.8
(50)	41,194	1.9	35,551	1.6
(75)	61,818	2.9	52,485	2.3
(100)	81,589	3.8	68,785	3.0

The above shows the possible impact to unrealised gain (loss) on investments, a component of accumulated other comprehensive income.

The durations of the managed portfolios are as follows:

	2018	2017
Fixed interest securities	3.3	3.3

Foreign exchange risk

The Company operates internationally, and its exposures to foreign exchange risk arise primarily with respect to the U.S. Dollar, Australian Dollar, Euro, Pound Sterling and New Zealand Dollar. The presentation currency of the Company is the U.S. Dollar, in which the Company reports its consolidated financial results. The effect of this on foreign exchange risk is that TMR is exposed to fluctuations in exchange rates for non-U.S. Dollar denominated transactions and net assets.

30 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(b)	Market risk (continued)

Foreign exchange risk (continued)

The Company hedges non-U.S. Dollar liabilities with non-U.S. Dollar assets to mitigate against this risk. The Company’s assets and liabilities, categorised at their translated carrying amounts as at 31 December 2018, are as follows:

	USD	AUD	EUR	NZD	GBP	Other	Total
Assets
Cash and cash equivalents	179,448	24,231	82,344	42,882	31,195	39,093	399,193
Funds withheld	77,598	—	5,863	—	—	8,620	92,081
Investments	2,002,852	136,051	44,212	2,748	247,494	—	2,433,357
Accrued interest receivable	13,956	1,428	—	—	1,501	—	16,885
Premiums receivable	755,523	42,731	50,527	8,702	101,764	48,251	1,007,498
Derivative balances receivable	30,284	—	—	—	—	—	30,284
Deposit assets	—	—	—	—	117,531	—	117,531
Prepaid reinsurance premiums	159,569	3,839	383	143	1,003	1,380	166,317
Fair value of derivative assets	45,760	—	—	—	—	1,409	47,169
Outstanding losses recoverable from reinsurers	512,207	1,363	4,764	5,576	1,342	1,370	526,622
Deferred acquisition expenses	253,486	13,742	11,225	5,696	27,890	9,286	321,325
Unearned profit commission	3,837	66	5	—	—	17	3,925
Current tax asset	—	603	—	—	—	—	603
Deferred tax asset	—	—	—	—	13	—	13
Property and equipment	5,462	66	1,365	—	461	—	7,354
Intangible assets	6,708	—	188	—	—	—	6,896
Other assets	5,203	49	682	—	4,236	121	10,291

Total assets as at 31 December 2018	4,051,893	224,169	201,558	65,747	534,430	109,547	5,187,344

Liabilities
Outstanding losses and loss expenses	1,650,950	27,823	144,947	28,737	276,654	64,793	2,193,904
Liability for collateral held on behalf of counterparties	3,070	15	—	—	—	195	3,280
Reinsurance balances payable	199,307	18,677	5,200	138	11,618	3,135	238,075
Derivative balances payable	51,618	—	—	—	—	3,179	54,797
Deposit liabilities	—	—	—	—	117,531	—	117,531
Payable for investments purchased	639	—	—	—	—	—	639
Unearned premiums	935,986	80,632	42,228	14,932	106,645	37,267	1,217,690
Fair value of derivative liabilities	23,534	—	—	—	—	1,635	25,169
Deferred commission income	21,099	340	67	25	114	176	21,821
Accounts payable and accrued expenses	30,597	4,761	4	—	2,963	3,989	42,314
Retirement benefit obligation	—	—	—	—	—	3,887	3,887
Deferred fee income	1,227	—	—	—	1,279	—	2,506
Current tax liability	—	—	—	—	6,911	—	6,911
Deferred tax liability	—	85	—	—	—	1,492	1,577

Total liabilities as at 31 December 2018	2,918,027	132,333	192,446	43,832	523,715	119,748	3,930,101

31 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(b)	Market risk (continued)

Foreign exchange risk (continued)

The Company’s assets and liabilities, categorised at their translated carrying amounts as at 31 December 2017, are as follows:

	USD	AUD	EUR	NZD	GBP	Other	Total
Assets
Cash and cash equivalents	22,734	16,533	73,632	45,470	36,425	34,586	229,380
Funds withheld	85,688	—	16,684	—	—	5,191	107,563
Investments	2,143,932	147,015	117,034	2,842	172,450	—	2,583,273
Accrued interest receivable	13,560	1,470	830	—	1,240	—	17,100
Premiums receivable	712,625	27,957	52,672	8,988	125,544	43,067	970,853
Derivative balances payable	35,661	—	—	—	—	—	35,661
Deposit assets	—	—	223,305	—	125,139	—	348,444
Prepaid reinsurance premiums	81,120	4,012	—	137	903	1,098	87,270
Fair value of derivative assets	66,700	—	—	—	—	3,029	69,729
Outstanding losses recoverable from reinsurers	213,609	6,976	2,479	5,983	211	919	230,177
Deferred acquisition expenses	270,879	11,779	10,794	5,420	27,014	7,670	333,556
Unearned profit commission	792	1	98	—	390	994	2,275
Current tax asset	900	—	—	—	210	—	1,110
Deferred tax asset	32	207	—	—	6,735	43	7,017
Property and equipment	6,337	68	1,729	—	251	—	8,385
Intangible assets	8,559	—	208	—	—	—	8,767
Other assets	7,425	36	9,494	—	1,042	1,286	19,283

Total assets as at 31 December 2017	3,670,553	216,054	508,959	68,840	497,554	97,883	5,059,843

Liabilities
Outstanding losses and loss expenses	1,276,718	32,158	124,883	54,368	239,155	59,441	1,786,723
Liability for collateral held on behalf of counterparties	42,075	17	117,418	—	—	211	159,721
Reinsurance balances payable	115,748	14,072	2,784	145	5,681	1,782	140,212
Derivative balances payable	70,550	—	—	—	—	2,478	73,028
Deposit liabilities	—	—	223,305	—	125,139	—	348,444
Payable for investments purchased	5,235	—	—	—	—	—	5,235
Unearned premiums	969,927	69,588	38,857	14,118	136,149	32,561	1,261,200
Fair value of derivative liabilities	35,093	—	—	—	—	2,594	37,687
Deferred commission income	12,480	377	35	24	124	147	13,187
Accounts payable and accrued expenses	25,576	3,224	4	—	1,974	1,946	32,724
Retirement benefit obligation	—	—	—	—	—	4,347	4,347
Deferred fee income	3,099	—	—	—	1,092	1,025	5,216
Current tax liability	—	1,539	—	—	—	—	1,539
Deferred tax liability	—	—	—	—	—	—	—

Total liabilities as at 31 December 2017	2,556,501	120,975	507,286	68,655	509,314	106,532	3,869,263

32 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(b)	Market risk (continued)

Foreign exchange risk (continued)

As at 31 December 2018, the Company used closing rates of exchange for major currencies of: USD 1: AUD 1.42; USD 1: EUR 0.87; USD 1: NZD 1.49; and USD 1: GBP 0.79.

As at 31 December 2017, the Company used closing rates of exchange for major currencies of: USD 1: AUD 1.28; USD 1: EUR 0.83; USD 1: NZD 1.41; and USD 1: GBP 0.74.

The impact on net income of a proportional foreign exchange movement of 10% up and 10% down against the U.S. Dollar at the year end closing rates, applied on foreign currency net assets, would be an increase or decrease of USD 12.3 million (2017: USD 7.7 million). This analysis assumes that all other variables, in particular interest rates, remain constant and that the underlying valuation of assets and liabilities in their base currency is unchanged.

Revaluation risk

The Company is subject to revaluation risk as a result of the translation into the Company’s U.S. Dollar reporting currency of the consolidated balance sheet of the Company’s Swiss, Australian and United Kingdom operations, whose functional currencies are the Euro, Australian Dollar and Pound Sterling, respectively.

Equity price risk

TMR is exposed to equity price risk through its holdings of equity investments. The Company holds equity investments to diversify its investment portfolio and take advantage of expected long-term returns. Investment limits as set out in TMR’s investment principles are used to manage and monitor these exposures. Equity investments are limited to a relatively small proportion of TMR’s overall investment portfolio and the equity holdings involved are diversified over a number of companies.

Risks from changes in equity prices are normally associated with decreasing share prices and increasing equity price volatilities. As stock markets might also increase, opportunities may arise from equity investments.

As of 31 December 2018, TMR’s equity investments, amounting to a fair value of USD 2.7 million (2017 – USD 27.3 million), would have lost USD 0.3 million (2017 – USD 2.7 million) in value assuming equity markets declined by 10%. A 10% upward movement is estimated to have an equal but opposite effect. This is the possible impact to unrealised gain/loss on investments, a component of accumulated other comprehensive income.

Credit spread risk

Our investment strategy acknowledges the risk of declining market values for our fixed interest securities due to the widening of credit spreads. Investment limits per portfolio as set out in TMR’s investment principles are used to manage and monitor this risk. The advantage of being able to invest in long duration securities gives the Company the opportunity to invest in securities yielding spreads over the risk-free return and earning this additional yield component.

33 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(c)	Credit risk

Credit risk is the risk of potential financial loss due to unexpected default, or deterioration in the credit ratings, of the debtors or counterparties of TMR.

Asset credit risk may arise from the unexpected default, or deterioration in the credit ratings, of the debtors or issuers of the financial instruments that TMR holds in its investment portfolio, which may cause them to lose value.

Credit risk on premiums receivable from cedants is managed by conducting business with reputable broking organisations, with whom the Company has established relationships, and by rigorous cash collection procedures. The Company also has a broker approval process in place.

The table below presents an analysis of the Company’s major exposures to counterparty credit risk, based on Standard & Poor’s (S&P) or equivalent rating.

	Cash and cash equivalents	Funds withheld	Investments (1)	Premiums receivable	Deposit assets	Losses recoverable	Derivative assets (2)
2018
AAA	124,645	—	511,681	—	—	—	—
AA+, AA, AA-	208,513	39,153	802,967	182,434	—	—	—
A+, A, A-	66,035	35,997	585,339	413,646	—	39,704	—
BBB+, BBB, BBB-	—	1,624	436,460	2,709	—	—	—
Other/Unknown (3)	—	15,307	96,910	408,709	117,531	486,918	77,453

Total	399,193	92,081	2,433,357	1,007,498	117,531	526,622	77,453

2017
AAA	—	—	418,632	—	—	—	—
AA+, AA, AA-	164,827	67,688	842,139	194,354	—	—	—
A+, A, A-	64,553	26,413	574,768	387,414	—	38,237	—
BBB+, BBB, BBB-	—	1,517	463,585	5,859	—	—	—
Other/Unknown (3)	—	11,945	284,149	383,226	348,444	191,940	105,390

Total	229,380	107,563	2,583,273	970,853	348,444	230,177	105,390

(1)	Investments comprise of short term investments, fixed interest securities, equity securities and other securities
(2)	Derivative assets comprise of derivative balances receivable and fair value of derivative assets
(3)	Losses recoverable, deposit assets and derivative assets classified as ‘Other/Unknown’ are collateralised

The following table shows premiums receivable that are past due but not impaired:

	2018	2017
Less than 90 days past due	26,711	17,487
Between 91 and 180 days past due	1,756	554
Over 180 days past due	1,538	678

Total	30,005	18,719

Bad debt provision of USD 0.8 million was recorded as at 31 December 2018 (2017 – USD nil).

34 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(c)	Credit risk (continued)

TMR has a medium credit risk appetite and elects to take limited credit risk. TMR’s investment portfolio is appropriately diversified to limit the amounts of credit exposure with respect to particular rating categories and any one issuer. The Investment Committee has established comprehensive guidelines for the Company’s investment managers regarding the type, duration and quality of investments acceptable to TMR. The performance of investment managers is regularly reviewed to confirm adherence to these guidelines.

TMR is also exposed to various counterparty credit risks in the course of conducting its underwriting activities. For example, the Company may have a significant amount of premiums receivables held by its brokers, clients or retrocessionaires.

The Company may have posted funds or collateral with clients or other parties as required by the reinsurance contracts. It may have cash deposits in a number of banking institutions. A retrocessionaire may fail to meet its obligations under the retrocession contracts.

This type of credit risk is called counterparty credit risk, which is modelled as a set of frequency-severity distributions resulting from the scenario analyses conducted and maintained by the Enterprise Risk Management unit using TMR’s risk register.

To control and mitigate counterparty credit risk, the rules of the Company’s Risk Appetite and Risk Limit policy concerning counterparty credit risk apply. Most of the retrocessions are either collateralised or placed with highly rated reinsurers. TMR transacts most of its reinsurance business through major and reputable brokers and spreads its cash deposits across a number of reputable commercial banks.

In addition, a retrocession arrangement may be made with a retrocessionaire who does not meet the criteria in the Risk Appetite and Risk Limit Policy, if collateral with an equivalent or better rating than the minimum A rating is obtained for an amount at least equal to 100% of the retroceded limit.

As at 31 December 2018, the Company’s credit risk exposure in relation to losses recoverable from unrated counterparties to reinsurance ceded agreements is USD 486.9 million (2017 – USD 191.9 million), which is collateralised by letters of credit and assets held in trusts by the reinsurance counterparty for the benefit of the Company.

As at 31 December 2018, the Company’s exposure to credit risk of the counterparties to catastrophe swap agreements is USD 77.5 million (2017 – USD 105.4 million), which is collateralised by letters of credit and assets held in trusts by the reinsurance counterparty for the benefit of the Company.

35 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(d)	Liquidity risk

Liquidity risk is the risk that the Company is unable to meet its contractual obligations in a timely manner due to the inability of its investment assets to be sold without causing a significant movement in the market price and with minimum loss of value.

TMR aims to keep liquidity risk as low as possible so that the Company will be able to meet its contractual obligations in a timely manner, even under stressed scenarios such as following a major catastrophic event. The Company maintains sufficient liquid assets, or assets that can be converted into cash at short notice and without any significant capital loss, to meet expected cash flow requirements. These liquid assets are regularly monitored using cash flow forecasting to ensure that surplus funds are invested to achieve a higher rate of return. The Company also monitors market changes and outlooks and reallocates assets as deemed necessary.

Liquidity risk can be an outcome or consequence of the Company’s exposures to catastrophe risk and market risk. However, for the purpose of monitoring risk limits, liquidity risk is included in and shares the risk limit with the market risk category.

The maturity dates of the Company’s fixed interest portfolio are as follows:

	2018	2017
Less than one year	161,118	255,228
Between one and two years	132,918	202,752
Between two and three years	302,515	171,139
Between three and four years	234,205	259,781
Between four and five years	173,626	234,418
Over five years	219,883	184,586
Agency residential mortgage-backed	212,169	212,687
Commercial mortgage-backed	21,678	58,676
Asset-backed securities	108,141	84,637
Collateralised debt obligations	235,904	251,555
Municipals	325,128	360,285

Total fixed interest securities	2,127,285	2,275,744

36 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(d)	Liquidity risk (continued)

The maturity profile of the financial liabilities of the Company is as follows:

	Years until liability becomes due
As at 31 December 2018	Less than one	One to three	Three to five	Over five	Total
Outstanding losses and loss expenses	693,946	744,210	351,223	404,525	2,193,904
Liability for collateral held on behalf of counterparties	3,280	—	—	—	3,280
Reinsurance balances payable	218,835	19,240	—	—	238,075
Derivative balances payable	21,752	33,045	—	—	54,797
Deposit liabilities	4,407	4,709	1,996	106,419	117,531
Payable for investments purchased	639	—	—	—	639
Fair value of derivative liabilities	11,507	13,662	—	—	25,169
Accounts payable and accrued expenses	35,777	4,998	1,355	184	42,314

Total	990,143	819,864	354,574	511,128	2,675,709

	Years until liability becomes due
As at 31 December 2017	Less than one	One to three	Three to five	Over five	Total
Outstanding losses and loss expenses	531,318	599,689	293,535	362,181	1,786,723
Liability for collateral held on behalf of counterparties	25,488	27,624	11,851	94,758	159,721
Reinsurance balances payable	136,025	4,187	—	—	140,212
Derivative balances payable	30,375	38,546	4,107	—	73,028
Deposit liabilities	37,572	47,540	20,061	243,271	348,444
Payable for investments purchased	5,235	—	—	—	5,235
Fair value of derivative liabilities	13,765	19,778	4,144	—	37,687
Accounts payable and accrued expenses	25,231	5,973	1,160	360	32,724

Total	805,009	743,337	334,858	700,570	2,583,774

While the estimation of the ultimate liability for outstanding losses and loss expenses is complex and incorporates a significant amount of judgment, the timing of payment of outstanding losses and loss expenses is also uncertain and cannot be predicted as simply as for other financial liabilities. Actuarial and statistical techniques, past experience and management’s judgment have been used to determine a likely settlement pattern.

37 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(e)	Operational risk

Operational risk refers to the risk of financial or other loss, or potential damage to the Company’s reputation resulting from inadequate or failed internal processes, people and systems or from external events.

The following are some of the examples of operational risks facing the Company:

•	legal and compliance risk;

•	information technology risk (including cyber risk);

•	loss of key officers or employees;

•	system failure and business disruption;

•	execution errors;

•	employment practise liability; and

•	internal and external fraud.

Through the scenario analysis process, TMR has also made efforts to identify and assess the financial impact of various operational risks. These risks are managed through internal control and monitoring tools such as the risk register.

TMR has a low appetite for operational risk. Unlike underwriting and investment risks, operational risk has no upside and only downside and therefore should be avoided if feasible and cost-effective.

Operational risk is difficult to quantify but can be controlled through appropriate corporate governance and internal control measures. The Company has developed a number of policies and procedures aimed to control or mitigate the negative impact that may potentially result from operational risk events.

(f)	Strategic risk

Strategic risk is the risk to earnings or capital arising from adverse business decisions or improper implementation of those decisions or inability to act in response to business opportunities or to adapt to changes in its operating environment.

The following are examples of strategic risks facing the Company:

•	industry overcapacity that results in prolonged soft market conditions;

•	flawed response plans to market price cycles, including maintaining premium volume and market share during market declines and improper performance incentives for underwriters and others;

•

planning processes (e.g., plan loss ratio setting, target premium volume) that are not fully integrated with internal financial indicators and external benchmarks or are based on forecasts that are inherently optimistic;

•	expansion into new lines or territories with inadequate underwriting expertise, pricing systems, price monitoring capabilities, understanding of regulatory requirements, claims handling staff; and

•	failure of large information technology and infrastructure projects to achieve the specified goals.

Strategic risks can be split into two components, one being the risk emanating from making business decisions (active) such as the last two risks in the list above, and the other emanating from a lack of response to industry challenges (passive) such as the first three risks in the list above.

38 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

4.	Risk disclosures (continued)

(f)	Strategic risk (continued)

Strategic risk is especially important for TMR because it has optimised the risk profile of its business by growing those lines of business that help to diversify its concentration in catastrophe exposures. Although there is inherent risk in such strategic expansion into new lines and geographical areas, there are also many benefits. In setting TMR’s appetite for this risk, both the risk and the benefits are taken into consideration.

TMR identifies and assesses various strategic risks within its risk register and performs scenario analyses to evaluate the potential financial impact that may arise from such risks.

New business will be evaluated periodically to determine whether or not it has met the strategic goals of the Company.

Capital model

The Company attempts to identify and appropriately define all material risks internal and external to the Company, understand the manifestations of each risk and ensure that risks are managed, controlled or mitigated. To the extent that a risk is not fully mitigated, the Company will measure the financial impact of the risk and include it in its capital adequacy assessment and measurement framework. The internal capital model covers all of the material risks identified above, including regulatory obligations.

Each of the material risks is measured and modelled by TMR’s internal or third-party vendor models. The results are aggregated into a probability distribution of the Company’s profit or loss (via Monte Carlo simulation) in order to provide a holistic view of all risks facing the Company. In the risk aggregation process, both risk correlation and diversification effects are taken into account. From the probability distribution, the Company’s overall capital requirements using various risk measures and under various capital standards can be determined.

5.	Cash and cash equivalents

Cash and cash equivalents represent cash at bank of USD 399.2 million as at 31 December 2018 (2017 – USD 229.4 million).

6.	Funds withheld

Funds withheld as at 31 December 2018 totalling USD 92.1 million (2017 – USD 107.6 million) represents funds furnished by the Company to its cedants and are largely held in trusts by trustees. The funds do not trigger any cash flows and cannot be realised by cedants without the Company’s consent. In the event of default on such a deposit, the Company’s reinsurance commitment would be reduced to the same extent.

39 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

7.	Investments

Investments comprise the following:

	2018	2017
Short term investments	254,779	252,574
Fixed interest securities, available for sale	2,127,285	2,275,744
Equity securities, available for sale	2,723	27,300
Other securities, at fair value through profit and loss	48,570	27,655

Total	2,433,357	2,583,273

(a)	Short term investments

The Company’s short term investments represent bank deposits and investments in money market funds with an original term of greater than 90 days but less than one year. As at 31 December, short term investments comprised of the following:

	2018	2017
Money market funds	193,396	185,576
Fixed deposits	61,383	66,998

Total	254,779	252,574

(b)	Fixed interest securities, available for sale

(i)	The amortised cost, fair value and unrealised gains and losses of investments in available for sale fixed interest securities are as follows:

As at 31 December 2018	Amortised cost	Unrealised gains	Unrealised losses	Fair value
U.S. treasuries	114,141	18	(2,568)	111,591
Non-U.S. government	153,577	1,279	(36)	154,820
Corporate	969,424	1,054	(12,624)	957,854
Agency residential mortgage-backed	220,017	134	(7,982)	212,169
Commercial mortgage-backed	23,146	—	(1,468)	21,678
Asset-backed	108,820	194	(873)	108,141
Collateralised debt obligations	243,223	725	(8,044)	235,904
Municipals	324,694	3,615	(3,181)	325,128

Total	2,157,042	7,019	(36,776)	2,127,285

As at 31 December 2017	Amortised cost	Unrealised gains	Unrealised losses	Fair value
U.S. treasuries	116,501	69	(2,216)	114,354
Non-U.S. government	115,300	448	(526)	115,222
Corporate	1,075,702	5,542	(2,916)	1,078,328
Agency residential mortgage-backed	216,691	314	(4,318)	212,687
Commercial mortgage-backed	58,742	1,961	(2,027)	58,676
Asset-backed	85,008	11	(382)	84,637
Collateralised debt obligations	247,636	3,927	(8)	251,555
Municipals	352,646	8,825	(1,186)	360,285

Total	2,268,226	21,097	(13,579)	2,275,744

40 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

7.	Investments (continued)

(b)	Fixed interest securities, available for sale (continued)

Of the USD 2,275.7 million available for sale fixed interest securities as at 31 December 2017, USD 91.8 million relates to securities held by the Company for the purpose of funding future claim payments in relation to a loss portfolio transfer agreement (‘LPTA’). As at 31 December 2017, the securities related to the LPTA consist of non-U.S. government securities of USD 30.7 million and corporate securities of USD 61.1 million. The net unrealised gain on the LPTA securities of USD 0.6 million at the end of the year 2017 has been offset against the corresponding liability for collateral held on behalf of counterparties. A Part VII transfer has been completed in November 2018 and related assets have been transferred. No assets in relation to the LPTA are included in the Company’s consolidated balance sheet as of 31 December 2018. Also refer to Note 12 – Deposit contracts.

In the normal course of business, available for sale fixed interest securities and cash and cash equivalents with fair value of USD 140.5 million as at 31 December 2018 (2017 – USD 152.1 million), were deposited in trust for the benefit of ceding companies and credit institutions.

(b)	Fixed interest securities, available for sale

(ii)

The amortised cost and estimated fair value of available for sale fixed interest securities by contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to repay obligations with or without prepayment penalties.

As at 31 December 2018	Amortised cost	Fair value
Within one year	161,444	161,118
From one to five years	852,299	843,264
From five to ten years	223,400	219,883

Subtotal	1,237,143	1,224,265

Agency residential mortgage-backed	220,017	212,169
Commercial mortgage-backed	23,146	21,678
Asset-backed	108,820	108,141
Collateralised debt obligations	243,223	235,904
Municipals	324,694	325,128

Total	2,157,043	2,127,285

As at 31 December 2017	Amortised cost	Fair value
Within one year	255,195	255,228
From one to five years	869,325	868,090
From five to ten years	182,983	184,586

Subtotal	1,307,503	1,307,904

Agency residential mortgage-backed	216,691	212,687
Commercial mortgage-backed	58,742	58,676
Asset-backed	85,008	84,637
Collateralised debt obligations	247,636	251,555
Municipals	352,646	360,285

Total	2,268,226	2,275,744

41 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

7.	Investments (continued)

(b)	Fixed interest securities, available for sale (continued)

(iii)	The Company’s available for sale fixed interest securities carry a weighted average credit rating of A (2017 - A) as assigned by Standard & Poor’s (S&P).

The rating profile of the Company’s available for sale fixed interest securities, based on S&P or equivalent rating, is shown in the table below.

	2018	2017
AAA	352,720	319,563
AA+, AA, AA-	724,135	710,796
A+, A, A-	534,527	540,518
BBB+, BBB, BBB-	436,460	463,585
Below investment grade	66,706	42,932
Not rated	12,737	198,350

Total	2,127,285	2,275,744

(c)	Equity securities, available for sale

The acquisition cost, fair value and unrealised gains and losses of investments in available for sale equity securities are as follows:

As at 31 December 2018	Acquisition cost	Unrealised gains	Unrealised losses	Fair value
Common stock	2,461	262	—	2,723
Mutual funds	—	—	—	—
Real estate investment trusts	—	—	—	—

Total	2,461	262	—	2,723

As at 31 December 2017	Acquisition cost	Unrealised gains	Unrealised losses	Fair value
Common stock	8,512	701	(31)	9,182
Mutual funds	10,000	481	—	10,481
Real estate investment trusts	7,101	613	(77)	7,637

Total	25,613	1,795	(108)	27,300

42 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

7.	Investments (continued)

(d)	Other securities, at fair value through profit and loss

The acquisition cost, fair value and unrealised gains and losses of investments in other securities at fair value through profit and loss are as follows:

As at 31 December 2018	Acquisition cost	Unrealised gains	Unrealised losses	Fair value
Investments in:
Limited partnerships	11,261	1,676	(139)	12,798
Limited liability companies	1,689	257	—	1,946
Absolute return fund	34,338	—	(512)	33,826

Total	47,288	1,933	(651)	48,570

As at 31 December 2017	Acquisition cost	Unrealised gains	Unrealised losses	Fair value
Investments in:
Limited partnerships	12,634	1,367	(294)	13,707
Limited liability companies	1,689	170	—	1,859
Absolute return fund	12,005	84	—	12,089

Total	26,328	1,621	(294)	27,655

(e)	Components of investment income

The components of net investment income for the years ended 31 December 2018 and 2017 were as follows:

		Net	Net change		Net
	Interest and	realised gains	in unrealised	Impairment	investment
31 December 2018	dividends	(losses)	gains (losses)	losses	income
Cash and cash equivalents	1,543	—	—	—	1,543
Funds withheld	1,064	—	—	—	1,064
Short term investments	3,303	—	—	—	3,303
Fixed interest securities – AFS	78,341	(542)	—	(301)	77,498
Equity securities – AFS	2,383	472	—	(168)	2,687
Other securities – FVTPL	—	335	(46)	—	289

Sub-total	86,634	265	(46)	(469)	86,384
Investment management fees					(8,245)

Net investment income					78,139

43 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

7.	Investments (continued)

(e)	Components of investment income (continued)

			Net change		Net
	Interest and	Net	in unrealised	Impairment	investment
31 December 2017	dividends	realised gains	gains	losses	income
Cash and cash equivalents	1,034	—	—	—	1,034
Funds withheld	1,469	—	—	—	1,469
Short term investments	2,311	—	—	—	2,311
Fixed interest securities – AFS	68,578	205	—	(583)	68,200
Catastrophe bonds	5	—	—	—	5
Equity securities – AFS	2,109	1,298	—	(743)	2,664
Other securities – FVTPL	—	722	317	—	1,039

Sub-total	75,506	2,225	317	(1,326)	76,722
Investment management fees					(7,910)

Net investment income					68,812

44 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements

Fair value measurements are established in accordance with the framework provided by IFRS 13, Financial Instruments: Disclosures. IFRS 13 establishes a fair value hierarchy with the highest priority given to quoted prices in active markets and the lowest priority given to unobservable inputs.

The following are the levels within the fair value hierarchy:

•

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•

Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals, broker quotes and certain pricing indices.

•

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement. These measurements include circumstances where there is little, if any, market activity for the asset or liability. In these cases, significant management assumptions can be used to establish management’s best estimate of the assumptions used by other market participants in determining the fair value of the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement of the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and the Company considers factors specific to the asset or liability.

45 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Below is a summary of the assets and liabilities that are measured at fair value on a recurring basis:

		Quoted prices in	Other
		active markets for	observable	Unobservable
		identical assets	inputs	inputs
As at 31 December 2018	Total	(Level 1)	(Level 2)	(Level 3)
Financial assets
Investments
Short term investments	254,779	254,779	—	—
Fixed interest securities
U.S. treasuries	111,591	111,591	—	—
Non-U.S. government	154,820	—	154,820	—
Corporate	957,854	—	814,936	142,918
Agency residential mortgage-backed	212,169	—	212,169	—
Commercial mortgage-backed	21,678	—	21,678	—
Asset-backed	108,141	—	108,141	—
Collateralised debt obligations	235,904	—	225,090	10,814
Municipals	325,128	—	322,189	2,939
Equity securities	2,723	2,703	—	20
Other securities	48,570	—	33,826	14,744

Sub-total	2,433,357	369,073	1,892,849	171,435
Derivative assets	47,169	—	—	47,169

Total	2,480,526	369,073	1,892,849	218,604

Financial liabilities
Derivative liabilities	(25,169)	—	—	(25,169)

Total	2,455,357	369,073	1,892,849	193,435

46 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

		Quoted prices in	Other
		active markets for	observable	Unobservable
		identical assets	inputs	inputs
As at 31 December 2017	Total	(Level 1)	(Level 2)	(Level 3)
Financial assets
Investments
Short term investments	252,574	252,574	—	—
Fixed interest securities
U.S. treasuries	114,354	114,354	—	—
Non-U.S. government	115,222	—	115,222	—
Corporate	1,078,328	—	904,995	173,333
Agency residential mortgage-backed	212,687	—	212,687	—
Commercial mortgage-backed	58,676	—	58,676	—
Asset-backed	84,637	—	84,637	—
Collateralised debt obligations	251,555	—	239,805	11,750
Municipals	360,285	—	358,350	1,935
Investments in catastrophe bonds	27,300	16,819	—	10,481
Equity securities	27,655	—	12,089	15,566
Other securities	—	—	—	—

Sub-total	2,583,273	383,747	1,986,461	213,065
Derivative assets	69,729	—	—	69,729

Total	2,653,002	383,747	1,986,461	282,794

Financial liabilities
Derivative liabilities	(37,687)	—	—	(37,687)

Total	2,615,315	383,747	1,986,461	245,107

There were no transfers made between Levels 1, 2 and 3 of the fair value hierarchy in 2018 and 2017.

Short term investments

Short term investments, which comprise securities due to mature within one year of the date of purchase, that are traded in active markets are classified within Level 1 as fair values are based on quoted market prices.

47 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Fixed interest securities

Fixed interest securities are priced using pricing services, such as index providers and pricing vendors. The pricing vendors provide pricing for a high volume of liquid securities that are actively traded. For securities that do not trade on an exchange, the pricing services generally utilise market data and other observable inputs in pricing models to determine prices. Prices are generally verified using third party data. The techniques generally used to determine the fair value of our fixed interest securities are detailed below by asset class.

U.S. treasuries

These securities are primarily priced by pricing vendors. When pricing these securities, the vendor may utilise daily data from many real-time market sources, including active trades. As such, the Company considers its U.S. treasury fixed interest securities as Level 1.

Non-U.S. government

Fixed interest securities included in non-U.S. government are primarily priced by pricing vendors. When evaluating these securities, the vendor may gather information from market sources and integrate other observations from markets and sector news. Evaluations are updated by obtaining broker-dealer quotes and other market information including actual trades, when available. For securities in which trade volume is relatively high, the vendor may utilise data from active trades; as such, these are included as Level 1. For securities in which trade volume is low, the pricing vendor may also utilise data from more frequently traded securities with similar attributes. These are considered observable inputs; therefore, the fair value of such securities is classified as Level 2.

Corporate

Corporate securities primarily include fixed rate corporate bonds and floating rate notes. The Company’s corporate fixed interest securities are primarily priced by pricing vendors. When evaluating these securities, the vendor may gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations from markets and sector news. Evaluations are updated by obtaining broker-dealer quotes and other market information including actual trades, when available. The pricing vendor may also consider the specific terms and conditions of the securities, including any specific features that may influence risk. These are considered observable inputs; therefore, the fair value of such securities are classified as Level 2.

The Company’s corporate securities also include private placements and mortgage loans, for which there is limited observable input on which to measure fair value, which are classified as Level 3. The fair value of these private placements is estimated to be equal to their amortised cost.

48 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Fixed interest securities (continued)

Residential (‘RMBS’) and commercial mortgage-backed (‘CMBS’) securities

The vendor uses various valuation techniques and pricing models to measure the fair value of its investments in RMBS and CMBS, including option-adjusted spread models, volatility-driven multi-dimensional single cash flow stream models and matrix correlation to comparable securities. RMBS include U.S. agency securities and collateralised mortgage obligations. Inputs utilised in connection with the valuation techniques include monthly payment and performance information, including prepayments, default severity, delinquencies, market indices and the amounts of the tranches in the particular structure which are senior or subordinate, as applicable, to the tranche represented by the Company’s investment. Valuations may also be corroborated by daily active market quotes. As of 31 December 2018, 100% (2017 – 100%) of the Company’s investment in mortgage-backed securities are valued using observable inputs and therefore are categorised as Level 2 of the fair value hierarchy.

Asset-backed

The underlying collateral for the Company’s asset-backed fixed interest securities primarily consists of automobile and credit card loans. Securities held in this sector are primarily priced by pricing vendors and are considered as Level 2 by the Company as inputs are observable. The pricing vendor may apply dealer quotes and other available trade information such as bids and offers, prepayment spreads that may be adjusted for the underlying collateral or current price data, the U.S. treasury curve, swap curve and TBA values as well as cash settlement.

Collateralised debt obligations

Collateralised debt obligations consist of collateralised loans. The pricing vendor’s valuation techniques utilise non-binding broker quotes as the key input for a majority of the portfolio. As such inputs are generally unobservable, these collateralised debt obligations are categorised as Level 3 of the fair value hierarchy. For the remaining securities, valuation is determined utilising observable inputs including monthly payment information, prepayment data, default severity and delinquencies. These securities are categorised as Level 2 of the fair value hierarchy.

Municipals

These include bonds or notes issued by U.S. municipalities. Inputs utilised include recently executed transactions and other market data, spreads, benchmark curves including treasury and other benchmarks, trustee reports, material event notices, new issue data and issuer financial statements. These inputs are generally observable, and as such, these securities are categorised as Level 2 of the fair value hierarchy. The remaining securities are valued using non-binding broker quotes that rely on unobservable inputs, and thus these securities are categorised as Level 3 of the fair value hierarchy.

49 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Equity securities

This is comprised of common stock, mutual funds and real estate investment trusts. Equities are generally included as Level 1 in the fair value hierarchy as prices are obtained from market exchanges in active markets. Investments in mutual funds, where the fair value of the fund is estimated to be the net asset value reported by the fund administrator at the balance sheet date, are classified as Level 3.

Other securities

Other securities consist of investments in investment funds organised as limited partnerships, investment in funds organised as limited liability companies, real estate investments held by limited liability companies and investments in absolute return fund.

For private equity investments, since quoted market prices are not available, the transaction price is used as the best estimate of fair value at inception. When evidence is believed to support a change to the carrying value from the transaction price, adjustments are made to reflect expected exit values. Ongoing valuation reviews are based on assessments of each underlying investment and the inputs utilised in these reviews include, among other things, the evaluation of financing and sale transactions with third parties, expected cash flows, material events and market-based information. These investments are categorised as Level 3 of the fair value hierarchy.

For investments in funds organised as limited liability companies, the funds’ financial statements constitute the key valuation input. The value calculated using the equity method of accounting with respect to the investment in this limited liability company was reflective of the fair market value of such investments, and therefore such investments are categorised as Level 3 of the fair value hierarchy.

For investments in absolute return fund, the fund’s exposure in general is related to fixed income securities and fixed income related securities issued by, or giving exposure to, governments, government agencies, companies and supranationals. The fund publishes a daily price on the most common financial information providers. As such, the Company considers its investment in absolute return fund as Level 2 of the fair value hierarchy.

50 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Fair value of derivative assets and liabilities

Included in Level 3 are the Company’s catastrophe swap derivatives. Catastrophe swap derivatives are stated at fair value as estimated by management primarily based on the unexpired period of risk, an evaluation of the probability of loss and other unobservable inputs. The Company’s catastrophe swap derivatives are initially priced at fair value in a non-stressed market and amortisation reflects the change in fair value in the absence of any loss events. The fair value of derivative contracts is sensitive to loss-triggering events. In the event of a loss, the Company would adjust the fair value of the derivative to account for a recovery or liability in accordance with the contract terms and the estimate of exposure under the contract. The inputs for catastrophe swap derivatives are based on management’s evaluation and are unobservable.

The following tables provide reconciliations for Level 3 assets measured at fair value on a recurring basis for the years ended 31 December 2018 and 2017:

			Net unrealised
		Net gains	gains (losses)
		(losses) included in	included in other comprehensive			Transfers out of
As at 31 December 2018	2017	earnings	income	Purchases	Sales	Level 3	2018
Financial assets
Corporate	173,333	646	(17)	52,708	(83,752)	—	142,918
Collateralised debt obligations	11,750	—	(936)	—	—	—	10,814
Municipals	1,935	—	18	986	—	—	2,939
Equity securities	10,481	(75)	(462)	—	(9,924)	—	20
Other securities	15,566	335	551	802	(2,510)	—	14,744
Derivative assets	69,729	(25,148)	—	2,588	—	—	47,169

Sub-total	282,794	(24,242)	(846)	57,084	(96,186)	—	218,604

Financial liabilities
Derivative liabilities	(37,687)	17,765	—	—	(5,247)	—	(25,169)

Total	245,107	(6,477)	(846)	57,084	(101,433)	—	193,435

51 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Fair value of derivative assets and liabilities (continued)

			Net unrealised
		Net gains	gains (losses)
		(losses)	included in other			Transfers
		included in	comprehensive			out of
As at 31 December 2017	2016	earnings	income	Purchases	Sales	Level 3	2017
Financial assets
Corporate	159,798	1,009	—	40,258	(27,732)	—	173,333
Commercial mortgage-backed	2,197	385	(214)	—	(2,368)	—	—
Collateralised debt obligations	—	—	—	11,750	—	—	11,750
Municipals	1,963	—	(28)	—	—	—	1,935
Equity securities	10,375	—	106	—	—	—	10,481
Other securities	16,311	955	—	1,093	(2,793)	—	15,566
Derivative assets	3,960	(23,751)	—	89,520	—	—	69,729

Sub-total	194,604	(21,402)	(136)	142,621	(32,893)	—	282,794

Financial liabilities
Derivative liabilities	(4,008)	19,472	—	—	(53,151)	—	(37,687)

Total	190,596	(1,930)	(136)	142,621	(86,044)	—	245,107

Net gains (losses) on investments and on derivative assets and liabilities are included in net investment income and net derivative income, respectively, in the consolidated statement of comprehensive income.

Investments included in Level 3

As at 31 December 2018, investments included in Level 3 amounted to USD 171.4 million (2017 – USD 213.1 million).

If models are used to measure financial assets and liabilities included in Level 3 under which the adoption of alternative inputs lead to a material change in fair value, IFRS 13 requires disclosure of the effects of these alternative assumptions.

Equity securities and other securities classified as Level 3 are mainly priced based on the (adjusted) net asset value method. The key unobservable input is net asset value, which is provided by the respective fund manager. Since the Company has limited insight into the specific inputs used by the fund managers in estimating fair value, the effects of using alternative inputs within the meaning of IFRS 13 cannot be reasonably established.

Mortgage loans and private placements are valued at amortised cost, which reasonably approximate fair value for these securities. The key unobservable input for fair value measurement would be a risk adjusted interest rate benchmark (market interest rate for the same tenor and the respective credit risk). The application of alternative inputs and assumptions has no material effect on the consolidated financial statements.

Commercial mortgage-backed securities and collateralised debt obligations classified as Level 3 are mainly priced based on the income approach by brokers and traders. The primary unobservable input used in the discounted cash flow method is a risk-adjusted interest rate benchmark. A significant yield increase of this benchmark in isolation could result in a decreased fair value, while a significant yield decrease could result in an increased fair value.

52 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

8.	Fair value measurements (continued)

Investments included in Level 3 (continued)

However, a simplified 10% stress of this main non-market observable input has no material impact to the fair value as at 31 December 2018 and 2017.

Derivative assets and liabilities included in Level 3

As at 31 December 2018, derivative assets comprise unearned derivative expense of USD 47.2 million (2017 – USD 69.7 million).

As at 31 December 2018, derivative liabilities comprise unearned derivative income of USD 25.2 million (2017 – USD 37.7 million).

The following methods and assumptions are used by the Company in estimating fair value disclosures for other financial instruments:

Cash and cash equivalents, short term investments and liability for collateral held on behalf of counterparties

The carrying amounts reported in the consolidated balance sheet for these instruments approximate their fair values.

Other assets and liabilities

The fair value of funds withheld, accrued interest receivable, premiums receivable, derivative balances receivable, deposit assets, other assets, reinsurance balances payable, derivative balances payable, deposit liabilities, payable for investments purchased and accounts payable and accrued expenses approximates their carrying value due to their short term nature in general. The estimates of fair values are subjective in nature and are not necessarily indicative of the amounts that the Company would actually realise in a current market exchange. However, any differences would not be expected to be material. Certain instruments such as prepaid reinsurance premiums, outstanding losses recoverable from reinsurers, deferred acquisition expenses, unearned profit commission, property and equipment, intangible assets, other assets, outstanding losses and loss expenses, unearned premiums, deferred commission income and deferred fee income are excluded from fair value disclosure.

Thus, the total fair value amounts cannot be aggregated to determine the underlying economic value of the Company.

9.	Net derivative expense or income

Net derivative expense consists of catastrophe swap derivative premiums expensed of USD 7.4 million (2017 – USD 4.3 million net derivative income).

As discussed in Note 4 under ‘Credit Risk’, the Company’s maximum exposure to unrated counterparties is fully collateralised.

10.	Collateral held on behalf of counterparties

Collateral received in the form of cash, which is not legally segregated from the Company, is recognised as an asset in the consolidated balance sheet with a corresponding liability for the repayment. In addition, amounts arising from the application of the deposit method of accounting to ceded retrocession or reinsurance contracts are included.

53 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

11.	Reinsurance and other assets

	2018	2017
Premiums receivable	1,007,498	970,853
Derivative balances receivable	30,284	35,661
Deposit assets	117,531	348,444
Accrued interest receivable	16,885	17,100
Outstanding losses recoverable from reinsurers	526,622	230,177
Other assets	10,291	19,283

Total	1,709,111	1,621,518

The current and non-current portions are expected to be as follows:

	2018	2017
Current portion	1,169,344	1,017,636
Non-current portion	539,767	603,882

Total	1,709,111	1,621,518

The Company assesses its reinsurance receivables for impairment on a quarterly basis by reviewing counterparty payment history. The carrying amounts disclosed above reasonably approximate the fair value at the reporting date.

12.	Deposit contracts

Effective 1 July 2014, Tokio Millennium Re AG – Bermuda branch (‘TMRB’) entered into a loss portfolio transfer agreement (‘first LPTA’). TMRB accepted, on a fully collateralised basis, the liability of a loss portfolio with an aggregate limit capped at EUR 366.0 million. Through a quota share retrocession agreement, TMRB retroceded 100% of its liability to another party. TMRB is compensated through a ceding commission as a percentage of the initial aggregate limit, which is earned from the first LPTA effective date to expected contract termination date. The collateral for the first LPTA consisted of short term investments and available for sale fixed interest securities which were included in the Company’s consolidated balance sheet as of 31 December 2017. A Part VII transfer has been completed in November 2018 and related assets and liabilities have been transferred. No assets and liabilities in relation to the first LPTA are included in the Company’s consolidated balance sheet as of 31 December 2018.

Effective 30 June 2016, TMRB entered into three loss portfolio transfer agreements (‘second LPTA’). TMRB accepted, on a fully collateralised basis, the liability of a loss portfolio with an aggregate limit capped at GBP 202.8 million. Through three retrocession agreements, TMRB retroceded 100% of its liability to another party. TMRB is compensated through a ceding commission as a percentage of the initial aggregate limit, which is earned from the second LPTA effective date to expected contract termination date. The collateral assets for the second LPTA are held in trusts by the counterparty for the benefit of the Company. For consolidation purposes, it was determined that the Company does not have sufficient control over the assets held in the trust accounts; therefore, these assets are not included in the consolidated balance sheet. The trust accounts had a total cash balance of USD 4.1 million as of 31 December 2018 (2017 – USD 117.2 million).

54 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

13.	Deferred acquisition expenses and deferred commission income

The reconciliation of opening and closing deferred acquisition expenses incurred and ceded is as follows:

	Gross	Ceded	Other	Net
2018
As at 1 January	333,556	(13,187)	(4,327)	316,042
Expense deferred	378,524	(56,673)	819	322,670
Amortisation	(382,643)	47,930	—	(334,713)
Other	(8,112)	109	—	(8,003)

As at 31 December	321,325	(21,821)	(3,508)	295,996

2017
As at 1 January	359,834	(6,065)	(4,229)	349,540
Expense deferred	342,967	(38,440)	(98)	304,429
Amortisation	(379,501)	31,209	—	(348,292)
Other	10,256	109	—	10,365

As at 31 December	333,556	(13,187)	(4,327)	316,042

The current and non-current portions are expected to be as follows:

	2018	2017
Current portion	221,238	232,055
Non-current portion	74,758	83,987

Total	295,996	316,042

14.	Taxation

The Swiss operation is subject to Swiss cantonal and federal taxes of 21.15% (2017: 21.15%). The Company has branches that operate in Australia, the United States and the United Kingdom, which are subject to income taxes at statutory rates of 30% (2017: 30%), 21% (2017: 35%) and 19% (2017: 19%), respectively.

The Company has subsidiaries and a branch in Bermuda that are not subject to income or capital gains tax under the current Bermuda law. In the event there is a change in current law such that income or capital gains are imposed, the Company would be exempt from such tax until March 2035 pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966.

Reductions in the United Kingdom’s corporate tax rate from 20% to 19% (effective from 1 April 2017) and 17% (effective from 1 April 2020) were substantively enacted in 2015 and 2016, respectively.

The United States federal tax reform was enacted in December 2017, and as such, the federal corporate income tax rate was reduced from the existing rate of 35% to 21% with effect from 1 January 2018.

55 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

14.	Taxation (continued)

Income tax

The Swiss standard rate of tax is 21.15% (2017: 21.15%), whereas the tax expense for the year ended 31 December 2018 as a percentage of profit before tax is 8.2% (2017: 1.74% tax benefit as a percentage of loss before tax). The reasons for this difference are explained below:

	2018	2017
Profit (loss) before tax	136,140	(161,749)
Tax calculated at the standard corporation tax rate applicable in Switzerland: 21.15% (2017: 21.15%)	28,794	(34,210)
Non-taxable (income) loss	(18,758)	2,425
Tax rate differences on foreign branches	(694)	(15,101)
Deferred tax adjustment in respect of prior years	(52)	372
Tax rate change adjustment	(772)	17,770
Tax losses for which no deferred tax asset is recognised	3,266	26,112
Utilisation of tax losses previously unrecognised for deferred tax	(1,450)	—
Other	854	(184)

Total tax expense (benefit)	11,188	(2,816)

The following table presents the major components of the income tax expense:

	2018	2017
Corporation tax charge for the year	9,266	2,162
Adjustments in respect of prior year corporation tax	—	(352)
Deferred tax charge (credit) for the year	3,346	(5,647)
Adjustments in respect of prior year deferred tax	(652)	207
Tax rate change adjustment	(772)	814

Total tax expense (benefit)	11,188	(2,816)

Deferred tax

	2018	2017
Deferred tax asset	13	7,017
Deferred tax liability	(1,577)	—

Total net deferred tax (liability) asset	(1,564)	7,017

56 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

14.	Taxation (continued)

Deferred tax (continued)

The Company’s deferred tax asset results from an operating loss carry forward and IFRS versus tax basis accounting differences. The deferred tax asset of USD 13 thousand as at 31 December 2018 (2017 – USD 7.0 million) has been recognised as the Company expects the business to produce taxable profits in future periods against which the tax losses can be offset.

TMR’s U.S. branch did not recognise any deferred tax asset from its net operating loss carry forward as at 31 December 2018 and 2017 due to the uncertainty regarding its recoverability.

In accordance with IAS 12, Income Taxes, to avoid the need for detailed scheduling of the timing of the reversal of each temporary difference, TMR has offset its deferred tax asset against its deferred tax liability, as they relate to the same taxable entities and relate to income taxes levied by the same taxation authorities.

Net deferred tax assets and liabilities analysed by balance sheet headings and after appropriate netting are as follows:

As at 31 December	2017	Income statement (charge) credit	Transfer from equity	Group relief	Foreign currency translation	2018
Outstanding losses and loss expense	—	—	—	—	—	—
Unearned premiums	—	—	—	—	—	—
Deferred acquisition expenses	1,032	83	—	—	(110)	1,005
Accounts payable and accrued expenses	380	300	—	—	(36)	644
Operating losses	10,041	(1,424)	—	(6,701)	(125)	1,791
Retirement benefit obligation	154	52	—	—	(9)	197
Other	628	(555)	—	—	23	96

Total deferred tax assets	12,235	(1,544)	—	(6,701)	(257)	3,733

Investment assets	(14)	205	(31)	—	2	162
Premiums receivable	(233)	(86)	—	—	14	(305)
Outstanding losses and loss expense	(5,000)	(344)	—	—	327	(5,017)
Deferred acquisition expenses	—	—	—	—	—	—
Other	29	(153)	—	—	(13)	(137)

Total deferred tax liabilities	(5,218)	(378)	(31)	—	330	(5,297)

Net deferred tax assets (liabilities)	7,017	(1,922)	(31)	(6,701)	73	(1,564)

The group relief relates to TMRUK, where it had surrendered its 2017 taxable loss to profitable U.K. companies within the Tokio Marine Group. The Tokio Marine Group includes U.K. companies which are part of a tax group for certain aspects of the U.K. tax legislation. One of these aspects relates to group relief in which operating losses can be surrendered to claimant companies within the same tax group.

57 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

15.	Property and equipment

Property and equipment as at 31 December 2018 comprise:

	Computer equipment	Fixtures and fittings	Leasehold improvements	Motor vehicles	Office equipment	Total
Cost
As at 1 January 2018	9,022	3,782	13,721	84	5	26,614
Additions	932	(2)	(81)	(2)	—	847
Disposals	(1,224)	(791)	—	—	—	(2,015)

As at 31 December 2018	8,730	2,989	13,640	82	5	25,446

Accumulated depreciation
As at 1 January 2018	8,122	2,965	7,093	47	2	18,229
Charge for the year	497	313	1,055	12	—	1,877
Disposals	(1,223)	(791)	—	—	—	(2,014)

As at 31 December 2018	7,396	2,487	8,148	59	2	18,092

Net book value
As at 31 December 2018	1,334	502	5,492	23	3	7,354

As at 1 January 2018	900	817	6,628	37	3	8,385

Property and equipment as at 31 December 2017 comprise:

	Computer equipment	Fixtures and fittings	Leasehold improvements	Motor vehicles	Office equipment	Total
Cost
As at 1 January 2017	10,664	3,589	13,133	127	20	27,533
Additions	836	193	588	33	2	1,652
Disposals	(2,478)	—	—	(76)	(17)	(2,571)

As at 31 December 2017	9,022	3,782	13,721	84	5	26,614

Accumulated depreciation
As at 1 January 2017	9,586	2,598	5,646	112	18	17,960
Charge for the year	1,011	367	1,447	10	1	2,836
Disposals	(2,475)	—	—	(75)	(17)	(2,567)

As at 31 December 2017	8,122	2,965	7,093	47	2	18,229

Net book value
As at 31 December 2017	900	817	6,628	37	3	8,385

As at 1 January 2017	1,078	991	7,487	15	2	9,573

58 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

16.	Intangible assets

Intangible assets as at 31 December 2018 comprise:

Computer software
Cost
As at 1 January 2018	44,651
Additions	3,260
Disposals	(2,879)

As at 31 December 2018	45,032

Accumulated amortisation
As at 1 January 2018	35,884
Charge for the year	5,131
Disposals	(2,879)

As at 31 December 2018	38,136

Net book value
As at 31 December 2018	6,896

As at 1 January 2018	8,767

Intangible assets as at 31 December 2017 comprise:

Computer software
Cost
As at 1 January 2017	39,669
Additions	5,003
Disposals	(21)

As at 31 December 2017	44,651

Accumulated amortisation
As at 1 January 2017	30,507
Charge for the year	5,379
Disposals	(2)

As at 31 December 2017	35,884

Net book value
As at 31 December 2017	8,767

As at 1 January 2017	9,162

59 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

17.	Insurance liabilities

(a)	Outstanding losses and loss expenses and losses recoverable from reinsurers

The summary of changes in outstanding losses and loss expenses is as follows:

	Outstanding Losses and loss expenses	Outstanding losses recoverable from reinsurers	Net
As at 31 December 2016	1,114,659	(64,975)	1,049,684

Incurred losses related to:
Current year	1,419,319	(371,250)	1,048,069
Prior years	65,063	(8,724)	56,339
Adverse development cover	—	(2,274)	(2,274)
Loss portfolio transfer	(1,698)	—	(1,698)
Net effect of foreign currency exchange rate changes	36,559	(949)	35,610

Total incurred	1,519,243	(383,197)	1,136,046

Paid losses related to:
Current year	479,143	(215,910)	263,233
Prior years	368,036	(2,085)	365,951

Total paid	847,179	(217,995)	629,184

As at 31 December 2017	1,786,723	(230,177)	1,556,546

Incurred losses related to:
Current year	1,253,529	(450,232)	803,297
Prior years	140,387	(200,657)	(60,270)
Adverse development cover	—	6,234	6,234
Loss portfolio transfer	(10,481)	—	(10,481)
Net effect of foreign currency exchange rate changes	(31,447)	(679)	(32,126)

Total incurred	1,351,988	(645,334)	706,654

Paid losses related to:
Current year	249,053	(93,294)	155,759
Prior years	695,754	(255,595)	440,159

Total paid	944,807	(348,889)	595,918

As at 31 December 2018	2,193,904	(526,622)	1,667,282

60 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

17.	Insurance liabilities (continued)

(a)	Outstanding losses and loss expenses and losses recoverable from reinsurers (continued)

The current and non-current portions of the outstanding losses and loss expenses are expected to be as follows:

	Outstanding losses and loss expenses	Outstanding losses recoverable from reinsurers	Net
2018
Current	693,946	(279,368)	414,578
Non-current	1,499,958	(247,254)	1,252,704

Total	2,193,904	(526,622)	1,667,282

2017
Current	531,318	(100,200)	431,118
Non-current	1,255,405	(129,977)	1,125,428

Total	1,786,723	(230,177)	1,556,546

During 2018, the Company incurred net losses of USD 743.0 million (2017 – USD 1,104.4 million), which mostly relate to attritional losses on proportional and non-catastrophe excess of loss property and casualty contracts. In addition, USD 75.7 million was related to net incurred losses from 2018 major catastrophe events, which mostly consisted of USD 28.1 million on 2018 California wildfire losses, USD 11.2 million on hurricane Michael and USD 25.8 million losses recorded on 2018 aggregate treaties.

The Company experienced net favourable development of USD 60.3 million (2017 – USD 56.3 million adverse) attributable to prior years which primarily relate to reserve releases on the 2010 and 2011 New Zealand earthquakes (USD 29.0 million), favourable impact of the Ogden rate change on the TMRUK motor excess of loss portfolio (USD 15.7 million) and favourable reserve development from hurricanes Harvey, Irma and Maria (USD 10.5 million). The remaining development mostly related to proportional and non-catastrophe excess of loss property and casualty contracts.

During 2017, the Company incurred net losses of USD 1,104.4 million, which also mostly relate to attritional losses on proportional and non-catastrophe excess of loss property and casualty contracts. In addition, USD 76.6 million was related to net losses from hurricanes Harvey, Irma and Maria which occurred in the third quarter of 2017 and USD 34.5 million on California wildfire losses in the last quarter of 2017. There were also losses of USD 43.1 million recorded on aggregate treaties.

61 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

17.	Insurance liabilities (continued)

(a)	Outstanding losses and loss expenses and losses recoverable from reinsurers (continued)

For certain catastrophic events, there is considerable uncertainty underlying the assumptions and associated estimated reserves for losses and loss adjustment expenses. Reserves are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments could require a material change in the amount estimated. The uncertainty surrounding reserves for property catastrophe exposures arises from problems such as policy coverage issues, multiple events affecting one geographic area and the impact on claims adjusting by ceding companies. These issues can cause significant delays to the timing of notification of changes to loss estimates reported by ceding companies. Estimates for events are based on a review of contracts affected by the events, information received from both clients and brokers, industry insured loss estimates, output from both industry and proprietary models and management judgment. It has also been assumed that underlying policy terms and conditions are upheld during the loss adjustment process. There remains the potential for legal and regulatory issues arising regarding the scope of coverage. Consequently, the ultimate net impact of losses from these events on the Company’s net income might differ substantially from the estimates. Such adjustments, if necessary, are reflected in results of operations in the period in which they become known.

(b)	Unearned premiums

The current and non-current portions of the unearned premiums are expected to be as follows:

	2018	2017
Current portion	914,735	927,332
Non-current portion	302,955	333,868

Total	1,217,690	1,261,200

62 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

18.	Reinsurance and other liabilities

	2018	2017
Outstanding losses and loss expenses	2,193,904	1,786,723
Liability for collateral held on behalf of counterparties	3,280	159,721
Reinsurance balances payable	238,075	140,212
Derivative balances payable	54,797	73,028
Deposit liabilities	117,531	348,444
Payable for investments purchased	639	5,235
Fair value of derivative liabilities	25,169	37,687
Accounts payable and accrued expenses	42,314	32,724

Total	2,675,709	2,583,774

The current and non-current portions are expected to be as follows:

	2018	2017
Current portion	990,143	805,009
Non-current portion	1,685,566	1,778,765

Total	2,675,709	2,583,774

19.	Note payable

The company issued a private catastrophe bond, ‘Omamori’, using a segregated account of Shima Re, which provides TMR with a source of fully collateralised second event retrocessional reinsurance protection against United States earthquakes and named storms. The Omamori catastrophe bond is a three-year deal which incepted on 17 January 2014. The transaction was facilitated by TSM as insurance manager of Shima Re. In accordance with IFRS 10, Consolidated Financial Statements, as TMR has control over the Omamori segregated account, it has been consolidated with the Company’s financial statements. As a result of this transaction, a note payable of USD 25.0 million as of 31 December 2016 was recorded in the consolidated balance sheet. It paid a 5% annual coupon rate to noteholders, and as such, the related interest expense and payable were recorded in the consolidated financial statements. This matured and was settled in 2017.

20.	Retirement benefit obligation

(a)	Defined benefit scheme

The Company’s Swiss operation offers a defined benefit pension plan to its employees. The plan offers mandatory benefits as prescribed by the Law on Occupational Benefits in Switzerland, as well as voluntary benefits. These mandatory benefits comprise guarantees regarding the level of interest paid annually on accrued pension savings, as well how the rates on these accrued savings are converted into a pension payment at the time of retirement. The Company and the members contribute a defined percentage of salary to the pension arrangement. Credit accumulation is granted on these contributions. At retirement, the accumulated contributions are converted into a pension. The liability shown relates solely to active members and disability pensioners since the responsibility for meeting old-age pensions in payment is irrevocably transferred to an insurance company. Independent actuarial reviews of the ongoing benefit obligations were undertaken as at 31 December 2018.

63 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

20.	Retirement benefit obligation (continued)

(a)	Defined benefit scheme (continued)

The principal assumptions used for the purposes of the actuarial valuations were as follows:

	2018 % pa	2017 % pa
Discount rate	0.90	0.70
Expected rate of salary increase	1.00	1.00
Interest credit rate	1.00	1.00
Demographic assumptions	BVG 2015 GT	BVG 2015 GT

The table below shows the impact on the defined benefit obligation that a change in certain key assumptions would have:

Assumption change	Defined benefit obligation
(Increase)/decrease in discount rate by 0.25%	(17,988)/19,627
(Decrease)/increase in salary by 0.25%	(18,972)/18,598

Amounts recognised in the consolidated statement of comprehensive income in respect of the defined benefit scheme are as follows:

	2018	2017
Current service cost	1,175	1,165
Interest cost	135	131
Interest on plan assets	(104)	(98)
Past service cost	(146)	—
Administration costs	30	31

Total	1,090	1,229

The amount included in the consolidated balance sheet arising from the Company’s obligations with respect to its defined benefit scheme is as follows:

	2018	2017
Present value of defined benefit obligations	18,756	18,736
Fair value of plan assets	(14,869)	(14,389)

Retirement benefit obligation	3,887	4,347

64 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

20.	Retirement benefit obligation (continued)

(a)	Defined benefit scheme (continued)

Movements in the present value of the defined benefit obligation during the year are as follows:

	2018	2017
As at 1 January	18,736	17,460
Current service cost	1,175	1,165
Interest cost	135	131
Contributions from plan participants	378	384
Actuarial gain	(878)	(919)
Net transfers	(449)	(310)
Past service cost	(146)	—
Foreign currency translation adjustment	(195)	825

As at 31 December	18,756	18,736

There were no actuarial gains or losses from changes in demographic assumptions. The actuarial gains in 2018 and 2017 were primarily driven by the change in financial assumptions.

The average duration of the defined benefit obligations was 17.5 years in 2018 (2017 – 17.4 years).

Movements in the fair value of plan assets during the year are as follows:

	2018	2017
Opening fair value of plan assets	14,389	12,963
Interest income on plan assets	104	98
Actuarial gain	(247)	(211)
Contributions from plan participants	378	384
Employer contributions	880	878
Net transfers	(449)	(310)
Administration costs	(30)	(31)
Foreign currency translation adjustment	(156)	618

Closing fair value of plan assets	14,869	14,389

The analysis of the plan assets and the expected rate of return by asset class are not provided for the defined benefit scheme as the investment decisions are at the discretion of third parties to whom the Company has ceded investment risk under the insurance policies taken out to meet its obligations.

The Company expects to make a contribution of USD 0.9 million (2017 – USD 0.9 million) to the defined benefit scheme during the next financial year.

65 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

20.	Retirement benefit obligation (continued)

(b)	Defined contribution plans

The Company operates defined contribution plans in its branches in Bermuda, Australia and the United Kingdom. The total contributions for the year ended 31 December 2018 amounted to USD 2.2 million (2017 – USD 2.0 million).

The Company also maintains a defined contribution plan for employees of its U.S. branch in accordance with Section 401(k) of the Internal Revenue Code. The total contribution for the year ended 31 December 2018 amounted to USD 0.2 million (2017 – USD 0.2 million).

21.	Share capital

	2018	2017
Authorised, issued and fully paid, shares of CHF 0.91 (USD 1) par value each	250,000	250,000
Contributed surplus	400,000	400,000

Fully paid issued shares, which have a par value of CHF 0.91 (USD 1) each, carry one vote per share and carry a right to dividends.

Contributed surplus represents cash contributed by the shareholder in excess of the issued share capital.

22.	Ceded reinsurance

The Company uses retrocessional agreements to reduce its exposure to risk of loss on reinsurance assumed. These agreements generally provide for recovery of a portion of losses and loss expenses from retrocessionaires. The Company remains liable to its cedants to the extent that the retrocessionaires do not meet their obligations under these agreements. Failure of reinsurers to honour their obligations could result in losses to the Company. The Company defines rated reinsurers as companies with a minimum S&P rating of A+ or A.M. Best rating of A and net assets of more than USD 500.0 million. The Company evaluates the financial condition of its rated reinsurers and monitors concentration of credit risk, on an ongoing basis, arising from similar geographic regions, activities or economic characteristics of the reinsurers in order to minimise its exposure to significant losses from rated reinsurer insolvencies. Provisions are made for amounts considered potentially uncollectible.

The Company generally requires non-rated reinsurers to fully collateralise their reinsurance obligations. As further discussed in Note 4 under ‘Credit Risk’, the Company’s maximum exposure to unrated reinsurers is fully collateralised.

In addition to purchasing retrocessional cover, the Company also uses derivative instruments to cover certain assumed reinsurance risks. Refer to Note 2 – Basis of preparation and Note 8 – Fair value measurements.

66 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

23.	Acquisition expenses

	2018	2017
Acquisition expenses	321,851	304,527
Change in deferred acquisition expenses	12,862	43,765

Total	334,713	348,292

24.	General and administrative expenses

General and administrative expenses consist of the following:

	2018	2017
Employee benefit expenses	69,685	58,667
Depreciation of property and equipment	1,877	2,836
Amortisation of intangible assets	5,131	5,379
Operating lease charges	3,492	3,416
Other expenses	45,644	39,822

Total	125,829	110,120

25.	Employee benefit expenses

	2018	2017
Wages and salaries	38,943	36,889
Long-term incentive compensation plan	2,583	2,742
Retirement benefit obligation costs – defined benefit scheme	1,090	1,229
Retirement benefit obligation costs – defined contribution scheme	2,440	2,247
Bonus and other benefits	24,629	15,560

Total	69,685	58,667

67 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

26.	Commitments

(a)

The Company leases office space under operating leases which expire at various dates. The Company renews and enters into new leases in the ordinary course of business as required. Total rent expense with respect to these operating leases for the year ended 31 December 2018 was USD 3.5 million (2017 – USD 3.4 million).

Future minimum lease payments under the leases are expected to be as follows:

Year
2019	2,931
2020	2,261
2021	1,469
2022	68
Later	—

Total	6,729

(b)

The above lease agreements also include a maintenance commitment. Maintenance expense for the current year amounts to USD 0.6 million (2017 – USD 0.6 million), which has been included in general and administrative expenses.

(c)	Some lease agreements for office space provide an option to extend the lease beyond the expiration date.

(d)

Effective 27 March 2018, the Company entered into a Letter of Credit Facility Agreement (‘Credit Suisse Facility’) with Credit Suisse (Switzerland) Ltd. (‘Credit Suisse’). The Credit Suisse Facility provided commitments from Credit Suisse in an aggregate amount of USD 100.0 million and provided for the issuance and renewal of letters of credit that are used to support the Company’s reinsurance obligations.

As at 31 December 2018, the Credit Suisse Facility was not utilised.

Effective 14 May 2012, the Company entered into a Revolving Letter of Credit Facility Agreement (‘Mizuho Facility’) with Mizuho Corporate Bank Ltd. (‘Mizuho Bank’). The Mizuho Facility provided commitments from Mizuho Bank in an aggregate amount of USD 300.0 million and provided for the issuance and renewal of letters of credit that are used to support the Company’s reinsurance obligations. The Mizuho Facility was amended effective 21 January 2015 (the ‘Amended Mizuho Facility Agreement’). Under the Amended Mizuho Facility Agreement, the Mizuho Facility was increased to USD 600.0 million and letters of credit can be issued in Australian Dollars. The termination date was amended effective 16 January 2016 and extended to 16 January 2017. A further amendment effective 16 January 2017 extended the commitment termination date to 16 January 2019.

The Mizuho Facility was amended effective 15 March 2018 and the amount decreased to USD 400.0 million. An additional amendment dated 16 January 2019 extended the termination date to 31 March 2019 on an uncommitted basis.

The Mizuho Facility contains representations, warranties and covenants customary for facilities of this type.

As at 31 December 2018, Mizuho Bank has issued letters of credit of USD 336.3 million (2017 – USD 513.0 million) in favour of ceding companies.

68 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

26.	Commitments (continued)

Effective 27 October 2017, the Company entered into a Committed Revolving Standby Letter of Credit Agreement (‘Mitsubishi Facility’) with Bank of Tokyo-Mitsubishi UFJ – Düsseldorf Branch (‘Mitsubishi Bank’). The Mitsubishi Facility provided commitments from Mitsubishi Bank in an aggregate amount of USD 300.0 million and provided for the issuance and renewal of letters of credit which are used to support the Company’s reinsurance obligations.

As at 31 December 2018, Mitsubishi Bank has issued letters of credit of USD 259.5 million (2017 – USD 250.3 million) in favour of ceding companies.

Effective 6 August 2010, the Company entered into a Revolving Letter of Credit Facility Agreement (‘Barclays Facility’) with Barclays Bank PLC (‘Barclays Bank’). The Barclays Facility provided commitments from Barclays Bank in an aggregate amount of USD 100.0 million and provided for the issuance and renewal of letters of credit that are used to support the Company’s reinsurance obligations.

The Barclays Facility was amended effective 12 September 2014. Under the terms of the amended agreement, the USD 100.0 million commitment remained unchanged and the commitment termination date was extended to 12 September 2017. Under the terms of the amended agreement, letters of credit can now be issued in alternative currencies other than U.S. Dollar. However, another amendment was made effective 23 June 2016, which excludes the Australian Dollar from the alternative currencies. The Barclays Facility matured in September 2017 and was not renewed.

69 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

27.	Related party disclosures

Transactions with affiliates

The following transactions were conducted with related parties during the year and are based on arm’s-length arrangements:

(a)

The Company assumed several reinsurance agreements from related parties under common control. The reinsurance premiums assumed under these agreements totalled USD 53.9 million (2017 – USD 38.1 million) with associated acquisition expenses of USD 4.5 million (2017 – USD 3.0 million) and net loss and loss expenses incurred of USD 23.7 million (2017 – USD 20.3 million). As at 31 December 2018, the consolidated balance sheet includes USD 32.1 million (2017 – USD 21.5 million), USD 30.2 million (2017 – USD 20.9 million) and USD 4.5 million (2017 – USD 2.2 million) of premiums receivable, unearned premium and deferred acquisition expenses, respectively.

In addition, the Company assumed a catastrophe swap derivative contract from a related party under common control during the year. The derivative premiums assumed under the agreement totalled USD 3.2 million (2017 – USD 6.4 million).

(b)

Effective 1 July 2015, Tokio Millennium Re AG – U.K. branch (‘TMRUK’) entered into a loss portfolio transfer agreement (‘LPTA’) with Tokio Marine Global Re Asia Ltd. (‘TMG Re Asia’) for a consideration of USD 43.8 million. Reserves (outstanding losses and loss expenses and unearned premiums) were transferred and recorded in TMRUK’s balance sheet. The LPTA has been accounted for under insurance accounting.

As at 31 December 2018, the consolidated balance sheet includes USD 27.1 million of cash, USD 18.6 million of outstanding losses and loss expenses, USD 1.0 million of deferred fee income and USD 0.9 million of deferred expense reserve, in relation to this LPTA. The amortisation of deferred fee income and the deferred expense reserve is based on the expected claims payout pattern and settlement period.

As at 31 December 2017, the consolidated balance sheet includes USD 29.7 million of cash, USD 21.7 million of outstanding losses and loss expenses, USD 1.9 million of deferred fee income and USD 1.2 million of deferred expense reserve, in relation to this LPTA.

(c)

Effective 1 July 2015, the Company established an investment management agreement with a related party under common control. The Company incurred investment management fees of USD 4.0 million for the year ended 31 December 2018 (2017 – USD 3.9 million). The consolidated balance sheet includes USD 0.9 million of accounts payable and accrued expenses as at 31 December 2018 (2017 – USD 1.0 million).

Key management personnel compensation

The aggregate remuneration of directors and key management was as follows:

	2018	2017
Wages and salaries	2,866	2,438
Long-term incentive compensation plan	638	441
Retirement benefit obligation costs	283	291
Bonus and other benefits	1,639	1,144

Total	5,426	4,314

70 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

28.	Statutory requirements

TMR is regulated by the Swiss Financial Market Supervisory Authority (‘FINMA’), the Bermuda Monetary Authority (‘BMA’), the Australian Prudential Regulation Authority (‘APRA’), the New York State Department of Financial Services (‘NYDFS’), the Prudential Regulation Authority (‘PRA’) and the Financial Conduct Authority (‘FCA’).

The minimum required statutory capital and surplus is the amount of statutory capital and surplus necessary to satisfy regulatory requirements based on the Company’s current operations.

(a)	Switzerland

The Company (since redomestication) and the Swiss operation are regulated by FINMA pursuant to the Insurance Supervision Act. The Company’s accounts are prepared in accordance with the Swiss Code of Obligations, the Insurance Supervision Act and the Insurance Supervision Ordinance.

TMR is obligated to maintain a minimum level of capital based on the Swiss Code of Obligations and Insurance Supervision Act. In addition, the Company is required to perform a minimum solvency margin calculation based on the Swiss Solvency Test (SST) regulations as stipulated by the Insurance Supervision Act and the Insurance Supervision Ordinance. The SST is based on an economic view and required capital is derived from a combination of internal and standard models. The amount of dividends that TMR is permitted to distribute is restricted to freely distributable reserves which consist of retained earnings and the current year profit. The solvency and capital requirements must still be met following any distribution.

The Company calculated an SST ratio of 250% for SST 2018. The minimum ratio for the SST is set at 100%. TMR is expected to exceed the minimum ratios for the year ended 31 December 2018.

(b)	Bermuda

Tokio Millennium Re AG – Bermuda branch (‘TMRB’) is regulated by the BMA and is registered under The Insurance Act 1978 (Bermuda), Amendments thereto and Related Regulations (the ‘Insurance Act’) as a Class 3B insurer. The Insurance Act and related Rules require companies to: i) prepare and file a statutory financial return on an annual basis; ii) maintain minimum levels of statutory capital and surplus; and iii) file a capital and solvency return. TMRB applied for and was granted exemptions and modifications to these requirements for the year ended 31 December 2017. TMRB applied for the same exemptions and modifications and fully expects to receive such for the year ended 31 December 2018.

TMRB is not required to hold localised assets.

71 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

28.	Statutory requirements (continued)

(c)	Australia

Tokio Millennium Re AG – Australia branch (‘TMRA’) is regulated by APRA and is authorised to carry on insurance business under subsection 12(2) of the Insurance Act 1973. TMRA’s regulatory reporting is prepared in accordance with the Australian Accounting Standards and APRA Prudential Standards. TMRA have complied with the APRA requirements in both 2018 and 2017.

APRA Prudential Standards require the maintenance of net assets in Australia in excess of a calculated Prescribed Capital Amount (PCA). The net assets in Australia as at 31 December 2018 were USD 83.0 million (2017 – USD 99.0 million) and resulted in a surplus of USD 42.7 million (2017 – USD 60.7 million) above the PCA of USD 40.3 million (2017 – USD 38.3 million) estimated under the new Prudential Standards.

TMRA has an Internal Capital Adequacy Assessment Process (‘ICAAP’) to ensure compliance with regulatory capital requirements. In accordance with the ICAAP, TMRA monitors its capital adequacy in order to ensure compliance with the relevant capital targets.

(d)	United States

Tokio Millennium Re AG – US branch (“TMRUS”) is required to file a set of financial statements prepared in accordance with statutory accounting practices prescribed or permitted by the U.S. insurance regulators. Statutory net income and statutory surplus, as reported to the insurance regulatory authorities, differ in certain respect from the amounts prepared in accordance with IFRS and the main differences relate to the treatment of deferred acquisition costs, deferred income, unrealised appreciation or decline in value of investments and non-admitted assets and deferred income taxes.

Minimum required statutory capital and surplus is based on the greater of the Risk Based Capital (RBC) level that would trigger regulatory action or minimum requirements per state insurance regulation. At both 31 December 2018 and 2017, TMRUS exceeded the minimum required statutory capital and surplus requirement and also exceeded the RBC minimum required level. TMRUS is required to maintain a minimum combined statutory surplus of USD 65.0 million. As of 31 December 2018, the statutory surplus was USD 270.6 million (2017: USD 231.2 million).

TMRUS as a US Branch does not pay ordinary dividends and would need approval from the New York State Department of Financial Services for any return of capital to TMRAG. As of 31 December 2018, TMRUS did not return any capital to TMRAG. Any return of capital in subsequent periods would need to be approved by the NYSDFS based on the financial condition of TMRUS.

72 | Tokio Millennium Re AG – TMR

Notes to Consolidated Financial Statements (continued)

31 December 2018 and 2017

(Expressed in thousands of United States Dollars)

28.	Statutory requirements (continued)

(e)	United Kingdom

Tokio Millennium Re AG – U.K. branch (‘TMRUK’) is authorised by the PRA, and regulated by both the PRA and FCA. As at 31 December 2018 and 2017, TMRUK was subject to the Solvency II regime. TMRUK applied for and has been granted a modification of the rules for the years ended 31 December 2018 and 2017.

TMRUK is not required to hold localised assets.

29.	Subsequent events

The Company has completed its subsequent events evaluation for the period subsequent to the consolidated balance sheet date of 31 December 2018 through 5 March 2019, the date the consolidated financial statements were authorised for issue. There were no subsequent events that would warrant an adjustment to the consolidated financial statements.

On 30 October 2018, Tokio Marine and Nichido Fire Insurance Co., Ltd. (‘TMNF’) entered into a Stock Purchase Agreement with RenaissanceRe Holdings Ltd., a Bermuda exempted company limited by shares (‘RenRe’), and Tokio Marine Holdings, Inc. (‘TMHD’; solely for the purpose of certain sections thereto), as amended by Amendment No. 1 dated 5 November 2018 (as amended, the ‘Stock Purchase Agreement’), which provides that, upon the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated thereby (the ‘Closing’), TMNF will sell to a subsidiary of RenRe Holdings (the ‘Acquiring Entity’), and RenRe Holdings will cause the Acquiring Entity to purchase, all of TMNF’s right, title and interest in and to: i) all of the shares of TMR; and ii) all of the ordinary shares of Tokio Millennium Re (UK) Limited, an English limited company that is an affiliate of TMR (the ‘Proposed Acquisition’). As a result, following the Closing, TMR will become an indirect, wholly-owned subsidiary of RenRe Holdings.

Under the terms of the transaction, TMNF will receive 1.02x the tangible book value of TMR delivered to RenRe at closing. TMNF will receive consideration consisting of cash and RenRe common shares. The cash consideration will be funded through RenRe available funds and a pre-closing dividend from TMR.

In connection with the Proposed Acquisition, TMNF has agreed to provide RenRe a USD 500 million adverse development cover that will protect TMR’s stated reserves at closing, including unearned premium reserves. In addition, TMHD and RenRe will enter a business cooperation agreement, which will enhance their business relationship and facilitate cooperation on a portion of the international reinsurance purchases of TMHD and its affiliates.

In line with the above, TMR declared a dividend to TMNF of USD 419.3 million on 28 February 2019, which will be paid prior to the Closing date.

The parties currently anticipate that the Proposed Acquisition will close during the first quarter of 2019, subject to receipt of applicable regulatory approvals.

Therefore, upon closing of the transaction, the risk appetite of the new shareholder may result in material changes in TMR’s operations and premium levels.

73 | Tokio Millennium Re AG – TMR